Exhibit 10.21 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL PURCHASE AND SALE AGREEMENT dated as of October 17, 2023 between OVID THERAPEUTICS INC. and LIGAND PHARMACEUTICALS INCORPORATED

i Table of Contents Page ARTICLE I DEFINED TERMS AND RULES OF CONSTRUCTION ....................................... 1 Section 1.1 Defined Terms ........................................................................................................ 1 Section 1.2 Rules of Construction ............................................................................................. 9 ARTICLE II PURCHASE AND SALE OF THE PURCHASED ASSETS ................................ 11 Section 2.1 Purchase and Sale ................................................................................................. 11 Section 2.2 No Assumed Obligations ...................................................................................... 12 Section 2.3 Excluded Assets .................................................................................................... 12 Section 2.4 Syndication; Right of First Offer; Other Sale Transactions. ................................. 12 Section 2.5 Adjustment of Purchaser Applicable Percentage .................................................. 13 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ................................ 13 Section 3.1 Existence; Organization ........................................................................................ 13 Section 3.2 No Conflicts .......................................................................................................... 14 Section 3.3 Authorization; Enforceability ............................................................................... 14 Section 3.4 Ownership ............................................................................................................. 14 Section 3.5 Governmental and Third Party Authorizations ..................................................... 14 Section 3.6 No Litigation ......................................................................................................... 15 Section 3.7 No Brokers’ Fees .................................................................................................. 15 Section 3.8 Compliance with Laws ......................................................................................... 15 Section 3.9 Intellectual Property Matters ................................................................................. 15 Section 3.10 Takeda Agreement ................................................................................................ 17 Section 3.11 UCC Matters ......................................................................................................... 19 Section 3.12 Non-Permitted Set-Off .......................................................................................... 19 Section 3.13 Compliance ........................................................................................................... 19 Section 3.14 Solvency ................................................................................................................ 20 Section 3.15 Tax Matters ........................................................................................................... 20 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ...................... 20 Section 4.1 Organization .......................................................................................................... 20 Section 4.2 No Conflicts .......................................................................................................... 20 Section 4.3 Authorization ........................................................................................................ 20 Section 4.4 Governmental and Third Party Authorizations ..................................................... 20 Section 4.5 No Litigation ......................................................................................................... 20 Section 4.6 Funds Available .................................................................................................... 21 Section 4.7 No Implied Representations and Warranties. ....................................................... 21 Section 4.8 Access to Information ........................................................................................... 21

ii ARTICLE V COVENANTS ........................................................................................................ 21 Section 5.1 Public Announcement ........................................................................................... 22 Section 5.2 Further Assurances................................................................................................ 22 Section 5.3 Quarterly Reports; Notices and Correspondence .................................................. 22 Section 5.4 Payments on Account of Purchased Assets; Escrow ............................................ 23 Section 5.5 Misdirected Payments ........................................................................................... 23 Section 5.6 Maintenance of Takeda Agreement ...................................................................... 24 Section 5.7 Enforcement of Takeda Agreement ...................................................................... 26 Section 5.8 No Assignment; No Liens ..................................................................................... 27 Section 5.9 Audits .................................................................................................................... 27 Section 5.10 SEC Filings ........................................................................................................... 28 Section 5.11 Instruction Letter ................................................................................................... 29 Section 5.12 Tax Matters ........................................................................................................... 29 Section 5.13 Seller’s Commercially Reasonable Efforts and Judgment .................................... 30 Section 5.14 Change in Name or Organization ......................................................................... 30 ARTICLE VI THE CLOSING ..................................................................................................... 31 Section 6.1 Closing .................................................................................................................. 31 Section 6.2 Payment of Purchase Price .................................................................................... 31 Section 6.3 Closing Deliverables ............................................................................................. 31 ARTICLE VII INDEMNIFICATION .......................................................................................... 32 Section 7.1 Indemnification by Seller ...................................................................................... 32 Section 7.2 Indemnification by Purchaser ............................................................................... 32 Section 7.3 Materiality ............................................................................................................. 32 Section 7.4 Procedures for Third Party Claims ....................................................................... 32 Section 7.5 Other Claims ......................................................................................................... 34 Section 7.6 Time Limitations ................................................................................................... 35 Section 7.7 Limitations on Liability ........................................................................................ 35 Section 7.8 Exclusive Remedy ................................................................................................ 36 ARTICLE VIII CONFIDENTIALITY......................................................................................... 36 Section 8.1 Confidentiality ...................................................................................................... 36 Section 8.2 Disclosures to Certain Affiliates ........................................................................... 37 Section 8.3 Termination of Confidentiality Agreement .......................................................... 37 Section 8.4 Permitted Disclosure ............................................................................................. 37 Section 8.5 Financial Statements ............................................................................................. 39 Section 8.6 Use of Name ......................................................................................................... 39 Section 8.7 Seller Certificates .................................................................................................. 40 ARTICLE IX TERMINATION ................................................................................................... 40 Section 9.1 Termination of Agreement .................................................................................... 40 Section 9.2 Effect of Termination ............................................................................................ 40

iii ARTICLE X MISCELLANEOUS ............................................................................................... 41 Section 10.1 Specific Performance ............................................................................................ 41 Section 10.2 Notices .................................................................................................................. 41 Section 10.3 Successors and Assigns ......................................................................................... 42 Section 10.4 Independent Nature of Relationship ..................................................................... 43 Section 10.5 No Personal Liability ............................................................................................ 44 Section 10.6 Entire Agreement .................................................................................................. 44 Section 10.7 No Third Party Beneficiaries ................................................................................ 44 Section 10.8 Governing Law; Jurisdiction; Venue; Consent to Service .................................... 44 Section 10.9 Waiver of Jury Trial .............................................................................................. 45 Section 10.10 Severability ........................................................................................................... 45 Section 10.11 Counterparts .......................................................................................................... 45 Section 10.12 Amendments; No Waivers .................................................................................... 46 Section 10.13 Cumulative Remedies ........................................................................................... 46 Section 10.14 Table of Contents and Headings ........................................................................... 46 Exhibit A Form of Bill of Sale Exhibit B Form of Instruction Letter Exhibit C Escrow Agreement Exhibit D Purchaser Account Exhibit E Seller Account Exhibit F Royalty Product Patents Exhibit G Takeda Agreement Exhibit H Press Release Exhibit I Takeda Consent Schedule 1.1 Knowledge Parties

1 Error! Unknown document property name. PURCHASE AND SALE AGREEMENT This PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of October 17, 2023 is between Ovid Therapeutics Inc. a Delaware corporation (the “Seller”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Purchaser”) (each of Seller and Purchaser a “Party” and collectively, the “Parties”). W I T N E S S E T H : WHEREAS, Seller has the right to receive royalties and milestones based on Net Sales of the Royalty Product (as defined below) under the Takeda Agreement (as defined below); and WHEREAS, Seller desires to sell, assign, transfer, convey and grant to Purchaser, and Purchaser desires to purchase, acquire and accept from Seller, the Purchased Assets (as defined below), upon and subject to the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows: ARTICLE I DEFINED TERMS AND RULES OF CONSTRUCTION Section 1.1 Defined Terms. The following terms, as used herein, shall have the following respective meanings: “Acquisition Event” has the meaning set forth in Section 5.6(d). “Action” means any claim, action, cause of action, suit, litigation, demand, charge, summons, arbitration, mediation, investigation, opposition, interference, examination, hearing, complaint, or other legal proceeding (whether sounding in statute, contract, tort or otherwise, whether administrative, civil or criminal, and whether brought at law or in equity). “Adverse Market Event” means the date on which [***]. “Affiliate” means, with respect to any designated Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such designated Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of greater than fifty percent (50%) of the outstanding voting securities of such Person, on an as converted basis, or otherwise the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing. “Agreed Amount” has the meaning set forth in Section 7.5. “Agreement” has the meaning set forth in the preamble.

2 Error! Unknown document property name. “Ancillary Agreements” has the meaning set forth in Section 1.4 of the Takeda Agreement. “Applicable Percentage” means on any date, with respect to any Royalty Party, such Royalty Party’s percentage interest in the Royalty/Milestone Interests on such date. For the avoidance of doubt, Purchaser’s Applicable Percentage in the Royalty/Milestone Interests, on any date, equals the Purchaser Applicable Percentage on such date. “Bankruptcy Code” means Title 11 of the United States Code. “Bill of Sale” means that certain bill of sale, dated as of the Closing Date, executed by Seller and Purchaser, substantially in the form attached hereto as Exhibit A. “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable Law to remain closed. For the avoidance of doubt, solely with respect to any notice or other communication required to be given or delivered hereunder, limitations on the operations of commercial banks due to the outbreak of a contagious disease, epidemic or pandemic (including COVID-19), or any quarantine, shelter-in-place or similar or related directive, shall not prevent a day that would otherwise be a Business Day hereunder from so being a Business Day. “Calendar Year” means each twelve (12) month period ending on December 31; provided that the first Calendar Year under this Agreement shall begin on the Closing Date and end on December 31, 2023 and the last Calendar Year under this Agreement shall end on the date of expiration or termination of this Agreement. “Claim Amount” has the meaning set forth in Section 7.5. “Claim Notice” has the meaning set forth in Section 7.5. “Closing” has the meaning set forth in Section 6.1. “Closing Date” has the meaning set forth in Section 6.1. “Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations thereunder. “Commercialize” has the meaning set forth in Section 1.17 of the Takeda Agreement. “Competing Product” has the meaning set forth in Section 1.18 of the Takeda Agreement. “Competitor” means any Person that has publicly disclosed that such Person is directly (including through any subsidiaries) engaged [***]. “Confidential Information” has the meaning set forth in Section 8.1. “Confidentiality Agreement” has the meaning set forth in Section 8.3. “Confidentiality Restriction” has the meaning set forth in Section 8.7.

3 Error! Unknown document property name. “Covered” or “Covering” means, with respect to a Royalty Product, and a patent or patent application in a particular country, that the manufacture, importation, offer for sale, use or sale of such Royalty Product in such country would: (a) in the absence of a license, infringe a Valid Claim of a patent; or (b) with respect to a patent application, infringe a Valid Claim of such application if it were issued as a patent. “Develop” has the meaning set forth in Section 1.24 of the Takeda Agreement. “Disclosing Party” has the meaning set forth in Section 8.1. “Disproportionate MAE” has the meaning set forth in Section 5.7(b). “Disputes” has the meaning set forth in Section 3.9(d). “Divestment Transaction” has the meaning set forth in Section 1.31 of the Takeda Agreement. “Epilepsy Field” has the meaning set forth in Section 15.1 of the Takeda Agreement. “Escrow Account” means the segregated account established pursuant to the Escrow Agreement, into which all payments of the Royalty/Milestone Interests are to be remitted, including payments of amounts payable by Takeda pursuant to the Instruction Letter. “Escrow Agent” means Wilmington Trust, National Association, as escrow agent. “Escrow Agreement” means that certain escrow agreement, dated as of the Closing Date, executed by Seller, Purchaser and the Escrow Agent, substantially in the form attached hereto as Exhibit C. “Excluded Assets” has the meaning set forth in Section 2.3. “Excluded Liabilities and Obligations” has the meaning set forth in Section 2.2. “Expense Reimbursement” means the out-of-pocket expenses incurred by Purchaser in connection with the negotiation of the Transaction Documents that is agreed to be reimbursed by Seller to Purchaser, up to $100,000. “FDA” means the U.S. Food and Drug Administration and any successor agency thereto. “Fundamental Representations” means the representations and warranties contained in [***]. “GAAP” means generally accepted accounting principles in effect in the United States from time to time. “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), commission, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers

4 Error! Unknown document property name. or functions of or pertaining to government, including each Patent Office, the FDA and any other government authority in any jurisdiction. “Instruction Letter” means the direction letter to Takeda in the form attached hereto as Exhibit B. “IRS” has the meaning set forth in Section 5.12(a). “Joint Patent” has the meaning set forth in Section 1.57 of the Takeda Agreement. “Judgment” means any judgment, order, writ, assessment, ruling, verdict, injunction, stipulation, citation, award, or decree of any nature. “Key Terms” means any and all economic terms described in Section 7.1(b), Section 7.2, Section 7.3, Section 7.4 and Section 7.6 of the Takeda Agreement, including [***]. “Knowledge of Purchaser” means the actual knowledge, as of the date of this Agreement, of any of the officers of Purchaser identified on Schedule 1.1(a). “Knowledge of Seller” means the actual knowledge, as of the date of this Agreement, of any of the officers of Seller identified on Schedule 1.1(b). “Law” means, with respect to any Person, all laws (including common law), statutes, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets. “Lead Compound” has the meaning set forth in Section 1.19 of the Takeda Agreement. “Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), option, right of first offer or first refusal, charge against or interest in property or other priority or preferential arrangement of any kind or nature whatsoever, in each case to secure payment of a debt or performance of an obligation, including any conditional sale or any sale with recourse; provided that Takeda’s rights under Section 8.1 of the Takeda Agreement are expressly excluded from this definition and shall not be deemed to be a “Lien” for purposes of this Agreement. “Loss” means any loss, assessment, cause of action, claim, charge, cost, expense (including expenses of investigation and reasonable attorneys’ fees), fine, Judgment, liability, obligation, or penalty. “Material Adverse Effect” means, when considered individually or in the aggregate, (a) a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents or the Takeda Agreement, (b) a material adverse effect on the ability of Seller to perform its obligations under any of the Transaction Documents or under the Takeda Agreement, (c) a material adverse effect on the rights of Seller under the Takeda Agreement that relate to, or involve or otherwise affect, the Purchased Assets, (d) any adverse effect on the timing, amount or duration of the Purchased Assets or (e) a material adverse effect on the rights or remedies of

5 Error! Unknown document property name. Purchaser under any of the Transaction Documents, including the right of Purchaser to receive the Purchased Assets. “Milestones” means all amounts due, paid or payable under Section 7.1(b) of the Takeda Agreement. “Net Sales” has the meaning set forth in Section 1.66 of the Takeda Agreement. “New Arrangement” has the meaning set forth in Section 5.6(d). “New Arrangement Escrow Account” has the meaning set forth in Section 5.6(d). “Non-Permitted Set-Off” means (i) any right of set-off, counterclaim, credit, reduction or deduction, in each case by contract and exercised by Takeda in respect of a claim against Seller, including any amounts actually or allegedly owed by Seller to Takeda, other than a Royalty Reduction, (ii) any set-off, credit, reduction or deduction exercised by Takeda pursuant to a Judgment, other than a Royalty Reduction, or (iii) any other set-off, credit, reduction or deduction exercised by Takeda in respect of a claim against Seller, other than a Royalty Reduction, that Seller does not, after consultation with Purchaser, use commercially reasonable efforts to contest against Takeda and seek recoupment thereof. For purposes of clarity, the Parties acknowledge and agree that any deduction taken by Takeda in calculating Net Sales in accordance with the definition of Net Sales set forth in the Takeda Agreement will not be a Non-Permitted Set-Off for any purposes of this Agreement. “Non-Seller Royalty Parties” means the Royalty Parties other than Seller and its Affiliates, except that, for purposes of Section 5.5(a), Purchaser shall be excluded from the definition of “Non-Seller Royalty Parties”. “Non-Warranting Parties” has the meaning set forth in Section 10.5(a). “Ovid Intellectual Property” has the meaning set forth in Section 1.71 of the Takeda Agreement. “Ovid Patents” has the meaning set forth in Section 1.73 of the Takeda Agreement. “Party” or “Parties” has the meaning set forth in the preamble. “Patent Office” means the applicable patent office, including the United States Patent and Trademark Office and any comparable foreign patent office. “Payment Date” has the meaning set forth in Section 5.5(e). “Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

6 Error! Unknown document property name. “Proceeds” means any amounts actually recovered or received by Seller (including, for the avoidance of doubt, damages of any kind including punitive damages) as a result of any settlement or resolution of any Actions related to the Royalty/Milestone Interests, except for any amounts that are permitted to be used by this Agreement or the Takeda Agreement, and that are actually used, to reimburse or indemnify Takeda for costs, expenses, legal fees or other fees relating to such Actions or disputes. For clarity, Proceeds shall include any amounts actually recovered or received by Seller as an equitable remedy or quasi-contractual remedy pursuant to any Action related to the Royalty/Milestone Interests. “Purchase Price” has the meaning set forth in Section 2.1(a). “Purchased Assets” means that (a) portion of the Royalty/Milestone Interests determined as the product of the Royalty/Milestone Interests multiplied by the Purchaser Applicable Percentage and (b) to the extent Seller commercializes any Royalty Product in accordance with Section 5.6(d), the Seller Commercialization Royalty. “Purchaser” has the meaning set forth in the preamble. “Purchaser Recipients” means Purchaser’s employees, officers, directors, advisors, attorneys, accountants and other professional representatives. “Purchaser Account” means the account set forth on Exhibit D or such other account as may be designated by Purchaser in writing from time to time. “Purchaser Applicable Percentage” means, as of the Closing Date, 13% and as of any other date, the Applicable Percentage held by Purchaser as of the date of determination, subject to adjustment as provided in Section 2.5. “Purchaser Indemnified Party” has the meaning set forth in Section 7.1. “Quarterly Reports” has the meaning set forth in Section 7.4(a) of the Takeda Agreement. “Receiving Party” has the meaning set forth in Section 8.1. “Recipient Confidentiality Breach” has the meaning set forth in Section 8.1. “Regulatory Approval” has the meaning set forth in Section 1.92 of the Takeda Agreement. “Regulatory Authority” has the meaning set forth in Section 1.93 of the Takeda Agreement. “Representatives” means, collectively, with respect to any Person, the trustees, directors, members, partners, managers, officers, employees, agents, advisors or other representatives (including attorneys, accountants, consultants, and financial advisors) of such Person. “Restricted Period” has the meaning set forth in Section 1.97 of the Takeda Agreement. “Restriction Period” has the meaning set forth in Section 2.4(a).

7 Error! Unknown document property name. “Royalty/Milestone Interests” means (a) all amounts owed to Seller from and after the Closing Date under Section 7.1(b) and Section 7.2 of the Takeda Agreement (for clarity, after giving effect to all Royalty Reductions and deductions for withholding taxes pursuant to Section 7.8 of the Takeda Agreement applicable thereto), (b) all Proceeds payable in lieu of such payments in clause (a) and proceeds (as defined under UCC) of the amounts described in (a), (c) any interest on any amounts described in clause (a) owed to Seller under Section 7.11 of the Takeda Agreement, (d) any payment made in lieu of any amounts referred to in the immediately preceding clauses, whether under the Takeda Agreement or otherwise (and whether at Law or in equity), and (e) any of the foregoing payments payable by Takeda pursuant to Section 365(n) of the Bankruptcy Code in respect of any of the foregoing in the event of rejection of the Takeda Agreement. “Royalty Monetization Transaction” has the meaning set forth in Section 1.100 of the Takeda Agreement. “Royalty Parties” means Purchaser, Seller, any Person(s) to whom Seller may sell, transfer, assign, contribute or convey any right, title or interest in or to all or a portion of the Royalty/Milestone Interests that are not the Purchased Assets, and their respective permitted assignees pursuant to Section 10.3 (other than, in each case, Takeda and its Affiliates). “Royalty Product” means any “Product,” as such term is defined in Section 1.81 of the Takeda Agreement. “Royalty Product Patents” has the meaning set forth in Section 3.9(a). “Royalty Reduction” means any adjustments, modifications, credits, offsets, reductions or deductions to payments made under Section 7.1(b) or Section 7.2 of the Takeda Agreement pursuant to Section 7.3 of the Takeda Agreement, Section 7.6 of the Takeda Agreement (and subject to the limitation imposed by Section 7.3(d) and the last sentence of Section 7.6 of the Takeda Agreement). “SEC” means the U.S. Securities and Exchange Commission. “SEC Documents” means all reports, schedules, forms, statements, and other documents (including exhibits (including without limitation this Agreement) and all other information incorporated therein) required to be filed by Seller or Purchaser with the SEC. “Seller” has the meaning set forth in the preamble. “Seller Account” means the account set forth on Exhibit E hereto or such other account as may be designated by Seller in writing from time to time. “Seller Commercialization Royalty” means, for each Calendar Year following the effective date of an Acquisition Event in which Seller, pursuant to Section 5.6(d), commercializes any Royalty Product Covered, at any time while the Royalty Term (as defined in the Takeda Agreement) would still be in effect had such Acquisition Event not occurred, by any Royalty Product Patents acquired by Seller pursuant to such Acquisition Event or enters into a New Arrangement that provides for royalties (on a country-by-country and product-by-product basis) and milestones payable to Seller with respect to any Royalty Product Covered, at any time while

8 Error! Unknown document property name. the Royalty Term (as defined in the Takeda Agreement) would still be in effect had such Acquisition Event not occurred, by any Royalty Product Patents acquired by Seller pursuant to such Acquisition Event, in each case in all or some portion of the Territory, an amount equal to the Purchaser Applicable Percentage of all amounts that would have been due to Seller under the Takeda Agreement as Royalty/Milestone Interests as if such Acquisition Event did not occur. For purposes of this definition, (a) the definition of “Net Sales” and (b) all references to “Takeda” in Article 7 of the Takeda Agreement are deemed to be amended to replace “Takeda” with “Seller” in each place that it appears. For purposes of this definition, the first Calendar Year following the effective date of an Acquisition Event shall commence on the date of the closing of the Acquisition Event and end on December 31 of such Calendar Year. “Seller Indemnified Party” has the meaning set forth in Section 7.2. “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent obligations or contingent liabilities, as applicable, at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or obligation, as applicable. “Syndication” has the meaning set forth in Section 2.4(a). “Syndication Agreement” has the meaning set forth in Section 2.4(a). “Takeda” means Takeda Pharmaceutical Company Limited, a company incorporated under the laws of Japan, and its successors and permitted assigns. “Takeda Agreement” means that certain Royalty, License and Termination Agreement Relating to License and Collaboration Agreement dated January 6, 2017, dated as of March 2, 2021, by and between Seller and Takeda, and as may be further amended pursuant to Section 5.6(a). “Takeda Confidential Information” means, collectively, the Takeda Consent, the Ancillary Agreements, the Takeda Agreement and any and all Confidential Information (as defined in the Takeda Agreement) disclosed by or on behalf of Takeda under the Takeda Agreement, including the Quarterly Reports, any notices or correspondence delivered to Seller by Takeda pursuant to Section 7.9 of the Takeda Agreement and any audit reports disclosed to Seller pursuant to Section 7.10 of the Takeda Agreement.

9 Error! Unknown document property name. “Takeda Consent” means the letter agreement dated October 10, 2023, by and between Seller and Takeda, a copy of which is attached as Exhibit I. “Takeda Patents” has the meaning set forth in Section 1.113 of the Takeda Agreement. “Territory” has the meaning set forth in Section 1.116 of the Takeda Agreement. “Third Party Claim” has the meaning set forth in Section 7.4(a). “Transaction Documents” means this Agreement, the Escrow Agreement, the Bill of Sale, the Takeda Consent and the Instruction Letter. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of applicable Law, the perfection or the effect of perfection or non-perfection of the back-up security interest or any portion thereof granted pursuant to Section 2.1(b) is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection. “U.S.” or “United States” means the United States of America, each territory thereof and the District of Columbia. “U.S.-Japan Tax Treaty” means the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income, dated November 6, 2003, as amended by protocol dated January 24, 2013. “Valid Claim” means, with respect to a particular country, any claim of: (i) an issued and unexpired patent in such country that (a) has not been permanently revoked or held unenforceable or invalid by a decision of a Governmental Authority, which decision is unappealable or unappealed within the time allowed for appeal, and (b) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reexamination, opposition, reissue or disclaimer or otherwise in such country; or (ii) a patent application in such country (which application is for a patent that has been pending less than [***] from the earliest date on which such patent application claims priority and which has not been cancelled, withdrawn, abandoned or finally rejected by an administrative agency action from which no appeal can be taken) if it were issued as a patent. Section 1.2 Rules of Construction. Unless the context otherwise requires, in this Agreement: (a) a term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (b) words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders;

10 Error! Unknown document property name. (c) the definitions of terms shall apply equally to the singular and plural forms of the terms defined; (d) references to the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”; (e) the terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”; (f) unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein) and include any annexes, exhibits and schedules attached thereto; (g) references to any Law shall include such Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor; provided that, for purposes of Article III and Article IV, reference to a Law shall mean such Law as in effect as of the date hereof; (h) references to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities; (i) the words “actual knowledge” when used in the definitions of “Knowledge of Purchaser” and “Knowledge of Seller” shall mean the actual knowledge of the respective individuals on Schedule 1.1, without any duty of inquiry of any other Person (including Takeda), public records or otherwise. (j) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (k) the words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified; (l) in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”; and (m) where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

11 Error! Unknown document property name. ARTICLE II PURCHASE AND SALE OF THE PURCHASED ASSETS Section 2.1 Purchase and Sale. (a) Upon the terms and subject to the conditions of this Agreement, upon the payment of $30,000,000, minus the Expense Reimbursement (the “Purchase Price”), which constitutes full consideration for the sale, assignment, transfer, and conveyance of the Purchased Assets, Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Purchased Assets, free and clear of any and all Liens, other than those Liens created in favor of Purchaser by this Agreement and the Escrow Agreement. Without limiting the foregoing, it is understood and agreed that Purchaser shall not, by purchase of the Purchased Assets, acquire any assets or rights of Seller under, or relating to, the Takeda Agreement other than those specified in this Agreement. (b) It is the intention of the Parties that the sale, transfer, assignment and conveyance contemplated by this Agreement be, and is, a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Seller to Purchaser of all of Seller’s right, title and interest in, to, and under the Purchased Assets free and clear of all Liens, other than those created in favor of Purchaser by this Agreement and the Escrow Agreement. Neither Seller nor Purchaser intends the transactions contemplated by this Agreement to be, or for any purpose characterized as, a loan from Purchaser to Seller or a pledge, a security interest, a financing transaction or a borrowing. Each of Seller and Purchaser hereby waives, to the maximum extent permitted by applicable Law, any right to contest or otherwise assert that this Agreement does not constitute a true, complete, absolute and irrevocable sale, transfer, assignment and conveyance by Seller to Purchaser of all of Seller’s right, title and interest in, to, and under the Purchased Assets under applicable Law, which waiver shall, to the maximum extent permitted by applicable Law, be enforceable against Seller in any bankruptcy or insolvency proceeding relating to Seller. Not in derogation of the foregoing statement of the intent of the Parties in this regard, and for the purposes of providing additional assurance to Purchaser in the event that, despite the intent of the Parties, the sale, transfer, assignment and conveyance contemplated hereby is hereafter held not to be a sale, Seller does hereby grant to Purchaser, as security for the payment of amounts to Purchaser equal to the Purchased Assets as it becomes due and payable and as may be necessary to perfect the sale of the Purchased Assets to Purchaser, a security interest in, to, and under all right, title and interest of Seller, in, to and under the Purchased Assets and any “proceeds” (as such term is defined in the UCC) thereof, and Seller does hereby authorize Purchaser, from and after the Closing, to file such financing statements (and continuation statements with respect to such financing statements when applicable) in such manner and such jurisdictions as are necessary or appropriate to perfect such security interest; provided that such financing statements shall not describe as collateral anything other than the Purchased Assets and any “proceeds” thereof (as defined in the UCC) and shall not contain an “all asset” (or words of similar effect) collateral description. (c) The Parties agree that, notwithstanding anything herein to the contrary, except as may be limited by applicable Law or by general principles of equity (whether considered in a proceeding in equity or at law), Seller shall not enter into any contracts that would, as of the date Seller enters into any such contract, individually or in the aggregate, reasonably be expected

12 Error! Unknown document property name. to adversely affect the timing, amount or duration of the Purchased Assets, the Purchaser’s ownership interest in the Purchased Assets or the Purchaser Applicable Percentage. Section 2.2 No Assumed Obligations. Notwithstanding any provision in this Agreement or any other writing to the contrary, Purchaser is purchasing, acquiring and accepting only the Purchased Assets and is not assuming any liability or obligation of Seller or any of Seller’s Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter (including any liability or obligation of Seller under the Takeda Agreement). All such liabilities and obligations shall be retained by and remain liabilities and obligations of Seller or Seller’s Affiliates, as the case may be (the “Excluded Liabilities and Obligations”). Section 2.3 Excluded Assets. Other than the Purchased Assets, Purchaser does not, by purchase, acquisition or acceptance of the right, title or interest granted hereunder or otherwise pursuant to any of the Transaction Documents, purchase, acquire or accept any assets or contract rights of Seller (the “Excluded Assets”). Section 2.4 Syndication; Right of First Offer; Other Sale Transactions. (a) Syndication. With the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned, or delayed), and notwithstanding any other provision in this Agreement to the contrary but conditioned upon compliance with Section 2.5 and, if applicable, Section 10.3, Seller may at any time before the earliest to occur of (a) the [***] month anniversary of the Closing Date, (b) the first public disclosure after the date hereof of any data resulting from any clinical trial in respect of the Royalty Product, and (c) an Adverse Market Event (such period the “Restriction Period”), sell additional portions of the Royalty/Milestone Interests (and grant, incur or suffer to exist Liens on such additional portions of the Royalty/Milestone Interests) that are not the Purchased Assets to one or more third parties (which, for the avoidance of doubt, may include Takeda) that would result in aggregate proceeds to Seller of [***] on terms substantially similar to this Agreement and no more favorable to (i) such approved third party than the terms under this Agreement and Transaction Documents and (ii) to Seller in respect of the value of the Royalty/Milestone Interests contemplated by this Agreement (such transaction or series of transactions, a “Syndication” and each definitive agreement in respect of a Syndication, a “Syndication Agreement”). No later than [***] prior to the closing of any Syndication, Seller shall provide to Purchaser a fully negotiated copy of any Syndication Agreement for Purchaser to be able to confirm compliance with this Section 2.4(a), and, following closing of a Syndication, such approved third parties (other than Takeda) shall thereafter be deemed both Royalty Parties and Non-Seller Royalty Parties, and Seller will send Purchaser an executed copy of such Syndication Agreement(s), which shall be in the form previously provided to Purchaser. (b) Right of First Offer. During the period beginning on the last day of the Restriction Period and ending on the [***], if Seller has a bona fide intention to sell, or otherwise convey rights to, additional portions of the Royalty/Milestone Interests that are not the Purchased Assets (and/or grant, incur or suffer to exist Liens on such Royalty/Milestone Interests) in a Royalty Monetization Transaction or otherwise, Seller will provide written notice to Purchaser of the proposed transaction, including any proposed terms thereof, and Purchaser will have [***] to notify Seller in writing whether or not Purchaser is interested in purchasing all or a portion of such additional portions, after which Seller will discuss with Purchaser on a non-exclusive basis and in

13 Error! Unknown document property name. good faith the sale of such additional portions of the Royalty/Milestone Interests to Purchaser, provided, that Seller shall have the right at any time to complete such proposed transaction(s) with any third party or third parties and cease such discussions with Purchaser. In the event of any sale, assignment, contribution or other transfer of additional portions of the Royalty/Milestone Interests by Seller under this Section 2.4(b), the third party or parties receiving such Royalty/Milestone Interests (other than Takeda) shall thereafter be deemed both Royalty Parties and (other than Affiliates of Seller) Non-Seller Royalty Parties, and Seller will, promptly [***] following the entry into any definitive agreement with each such Non-Seller Royalty Party providing for such sale, assignment, contribution or other transfer, provide Purchaser with written notice informing Purchaser of such transaction, and shall disclose to Purchaser the identity of such Non-Seller Royalty Party and the Applicable Percentage of the Royalty/Milestone Interests sold, assigned, contributed or transferred. (c) Other Sale Transactions. For purposes of clarity, Purchaser acknowledges and agrees that at any time following the end of the Restriction Period, subject to complying with Section 2.4(b), Section 2.5 and, if applicable, Section 10.3, Seller shall have the right, without the consent of Purchaser, to sell, assign, contribute or transfer all or any portions of the Royalty/Milestone Interests that are not the Purchased Assets (and/or grant, incur or suffer to exist Liens on such Royalty/Milestone Interests) in a Royalty Monetization Transaction or otherwise to one or more third parties, including Takeda, on such terms (including the value of the Royalty/Milestone Interests) as Seller may determine in its sole discretion. In the event of any sale, assignment, contribution or other transfer of Royalty/Milestone Interests to a Non-Seller Royalty Party under this Section 2.4(c), then Seller will, promptly [***] following the entry into any definitive agreement with such Non-Seller Royalty Party providing for such sale, assignment, contribution or other transfer, provide Purchaser with written notice informing Purchaser of such transaction, and shall disclose to Purchaser the identity of such Non-Seller Royalty Party and the Applicable Percentage of the Royalty/Milestone Interests sold, assigned, contributed or transferred. Section 2.5 Adjustment of Purchaser Applicable Percentage. In the event of any sale, assignment, contribution or other transfer by Seller to Takeda of all or any portion of the Royalty/Milestone Interests that are not the Purchased Assets pursuant to Section 2.4 that has the effect of reducing the Royalty/Milestone Interests, the Purchaser Applicable Percentage shall be adjusted as necessary so that the amount payable to Purchaser in respect of the Purchased Assets will be the amount that would have been payable to Purchaser as if such Royalty/Milestone Interests had not been sold, assigned, contributed or transferred by Seller to Takeda. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Purchaser as of the date hereof as follows: Section 3.1 Existence; Organization. Seller is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Seller is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased, or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not and would

14 Error! Unknown document property name. not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Other than its wholly-owned subsidiary Ovid Therapeutics Hong Kong Limited, Seller has no Affiliates as of the Closing Date. Section 3.2 No Conflicts. The execution, delivery and performance by Seller of the Transaction Documents and the consummation of the transactions contemplated thereby do not (a) violate any provision of the certificate of incorporation or bylaws of Seller, (b) violate any provision of any Judgment applicable to Seller, to which it is a party, or by which it or any of its properties or assets are bound, (c) violate any provision of any Law applicable to Seller, except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; nor (d) violate, breach, conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default), or require consent under any provision of, or give to any Person any rights of termination, cancellation or acceleration of (i) the Takeda Agreement or (ii) any other material contract (other than the Takeda Agreement) to which Seller is a party or by which Seller is bound, except in the case of this clause (ii) for such violations, breaches, conflicts or defaults that, individually or in the aggregate and with or without the passage of time, would not reasonably be expected to have a Material Adverse Effect. Section 3.3 Authorization; Enforceability. Seller has all necessary corporate power and authority to (a) conduct its affairs as currently conducted, including to exercise its rights and perform its obligations under the Takeda Agreement and (b) execute, deliver and perform the Transaction Documents and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by Seller. Each of the Transaction Documents has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy. Section 3.4 Ownership. Seller has good and valid title to the Purchased Assets, free and clear of all Liens (other than those created in favor of Purchaser and expressly contemplated by this Agreement and the Escrow Agreement), and is the exclusive owner of the entire right, title (legal and equitable), and interest in the Purchased Assets. Upon payment of the Purchase Price by Purchaser, Purchaser will have acquired, subject to the terms and conditions set forth in this Agreement, good and valid title to the Purchased Assets, free and clear of all Liens (other than those created in favor of Purchaser and expressly contemplated by this Agreement and the Escrow Agreement). Section 3.5 Governmental and Third Party Authorizations. The execution, delivery, and performance by Seller of the Transaction Documents and the consummation of any of the transactions contemplated thereby do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (a) the Instruction Letter, (b) a Current Report on Form 8-K by Seller with the U.S. Securities and Exchange Commission, (c) the UCC financing statements contemplated by Section 2.1(b), and (d) the Takeda Consent.

15 Error! Unknown document property name. Section 3.6 No Litigation. There is no Action pending or, to the Knowledge of Seller, threatened, by or against Seller (a) that, individually or in the aggregate, (i) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which Seller is a party or (ii) would reasonably be expected to result in a Material Adverse Effect, (b) in respect of the Purchased Assets. Section 3.7 No Brokers’ Fees. Seller has not taken any action that would entitle any Person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement. There is no Person or entity retained by Seller entitled to any commission or broker’s fee from Purchaser in connection with the transactions contemplated by this Agreement. Section 3.8 Compliance with Laws. Seller (a) has not violated, nor is it in violation of, has not been given notice of any violation of, and, to the Knowledge of Seller, is not under investigation with respect to nor has it been threatened to be charged with, any violation of, any applicable Law or any Judgment, permit, or license granted, issued or entered by any Governmental Authority that would reasonably be expected to have a Material Adverse Effect, and (b) is not subject to any Judgment of any Governmental Authority that would reasonably be expected to have a Material Adverse Effect. Section 3.9 Intellectual Property Matters. (a) Exhibit F sets forth an accurate and complete list of (i) the Takeda Patents as disclosed to Seller by Takeda on Exhibit D of the Takeda Agreement on March 2, 2021, (ii) the Joint Patents assigned by Seller to Takeda on March 30, 2021 pursuant to Section 2.3(c)(iv) of the Takeda Agreement and (iii) the Ovid Patents existing as of the Closing Date (collectively, the “Royalty Product Patents”). To the Knowledge of Seller, Takeda is the sole, true and correct owner of the Takeda Patents listed in Exhibit F and has the sole right to assert such Takeda Patents. (b) As of the Closing Date, there are no Ovid Patents or Joint Patents licensed to Takeda under Section 4.1 of the Takeda Agreement. (c) Neither Seller nor, to the Knowledge of Seller, Takeda, has committed any act, or failed to commit any required act, that would reasonably be expected to cause any of the Royalty Product Patents to expire prematurely, lapse, or be declared invalid or unenforceable, or that estops the enforcement of such Royalty Product Patent against any third party. There are no unpaid maintenance or renewal fees or annuities payable by Seller or, to the Knowledge of Seller, Takeda, to any third party that currently are overdue for any of the Royalty Product Patents. To the Knowledge of Seller, no Royalty Product Patents have lapsed or been abandoned, cancelled, disclaimed, or expired, and to the Knowledge of Seller, there is no fact, circumstance or event that would constitute a basis for any such lapse, abandonment, cancellation, or expiration. To the Knowledge of Seller, each individual associated with the filing and prosecution of the Royalty Product Patents previously owned in part by Seller, including the named inventors of such Royalty Product Patents, has complied in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such inventors to be material to the patentability of each such Royalty

16 Error! Unknown document property name. Product Patents (including any relevant prior art), in each case, in those jurisdictions in the Territory where such duties exist. (d) Seller has not received any written notice from Takeda or any other Person, and to the Knowledge of Seller, there is no pending or threatened Action, reexamination, reissue, inter partes review, post grant review, cancellation, notification, injunction, citation, subpoena, hearing, inquiry, (by the International Trade Commission or otherwise), Judgment or other dispute, or disagreement(collectively, “Disputes”) challenging the validity, enforceability, scope, inventorship, or ownership of any of the Royalty Product Patents or that would reasonably be expected to give rise to any Non-Permitted Set-Off against the payments due to Seller under the Takeda Agreement. The Ovid Patents, and to the Knowledge of Seller the Royalty Product Patents owned by Takeda, are not subject to any outstanding Judgment, settlement, or other final disposition of a Dispute. (e) To the Knowledge of Seller, the Royalty Product Patents that have been issued or granted by the applicable Patent Office are not invalid and are not unenforceable. (f) Seller has not received and, to the Knowledge of Seller, Takeda has not received any claim or notice disputing or threatening to dispute the inventorship of any of the Royalty Product Patents or otherwise alleging that any Person who is not named as an inventor on any of the Royalty Product Patents should be so named, and to the Knowledge of Seller, there is no reasonable basis for such a claim with respect to any of the Ovid Patents. (g) Seller has not received any written notice under the Takeda Agreement or otherwise and, to the Knowledge of Seller, Takeda has not received any notice of infringement, misappropriation, or violation of any Royalty Product Patent. (h) To the Knowledge of Seller, there is no pending or threatened Action that claims that the development, manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product does or will infringe, misappropriate, or violate any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. To the Knowledge of Seller, the manufacture, use, marketing, sale, offer for sale, importation or distribution of the Royalty Product by Takeda does not and will not constitute an infringement of any patent or other intellectual property rights of any other Person or constitute misappropriation of any other Person’s trade secrets or other intellectual property rights. (i) Other than the Takeda Agreement and the Ancillary Agreements, there are no other contracts between Seller or any of its Affiliates, on the one hand, and Takeda or its respective Affiliates, on the other hand, involving or related to a Royalty Product, the Royalty Product Patents, or the Royalty/Milestone Interests or that would otherwise reasonably be expected to result in a Material Adverse Effect. (j) To the Knowledge of Seller, the Royalty Product Patents are not subject to the requirements of the Bayh-Dole Act, 35 USC 200-212 and 37 CFR 401. (k) To the Knowledge of Seller, there are no compulsory licenses granted or threatened to be granted with respect to the Royalty Product Patents. To the Knowledge of Seller,

17 Error! Unknown document property name. no event or condition exists that would permit or require Takeda to grant any such compulsory license to any Person. Seller has not received any written notice from or on behalf of Takeda expressing an intention by Takeda to grant any such compulsory license or otherwise exercise a Non-Permitted Set-Off or Royalty Reduction of any amount from the Purchased Assets because of any amount owed or claimed to be owed from Seller to Takeda pursuant to Section 7.6 of the Takeda Agreement, or otherwise. (l) If Takeda were engaged in the sale of any Royalty Product as of the Closing Date in any country in the Territory, to the Knowledge of Seller, no amounts payable to Seller under Section 7.2 of the Takeda Agreement in respect of Net Sales corresponding to sales of any such Royalty Product on the Closing Date would be subject to any Royalty Reduction. Section 3.10 Takeda Agreement. (a) Attached hereto as Exhibit G is a true, correct, and complete copy of the Takeda Agreement. (b) Other than the Transaction Documents, the Takeda Agreement and the Ancillary Agreements, there is no contract, agreement or other arrangement (whether written or oral) between Seller, on the one hand, and a third party, on the other hand, (i) that creates a Lien on the Purchased Assets, the Royalty/Milestone Interests, the Takeda Agreement or the Ovid Intellectual Property; or (ii) that relates to the Royalty/Milestone Interests, the Royalty Products or the Royalty Product Patents. To the Knowledge of Seller, no license or sublicense has been granted by Takeda of any rights related to the Royalty Products other than licenses granted to third parties acting on behalf of Takeda in the ordinary course of business. (c) The Takeda Agreement is in full force and effect and is the legal, valid, and binding obligation of Seller and, to the Knowledge of Seller, Takeda, enforceable against Seller and, to the Knowledge of Seller, Takeda in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar Laws of general application relating to or affecting creditors’ rights generally. Seller has not received nor provided any written notice or any other communication, from or on behalf of Takeda challenging or threatening to challenge the validity or enforceability of the Takeda Agreement or any obligation of Takeda thereunder, including any obligation to pay the Royalty/Milestone Interests or any other payment thereunder. (d) Seller is not in breach or violation of or in default under the Takeda Agreement, and, to the Knowledge of Seller, Takeda has not breached, and is not in violation or default under, any provision of the Takeda Agreement, including the requirements during the Restricted Period. (e) Other than the Takeda Consent, Seller has not granted or been granted any written waiver under the Takeda Agreement or released Takeda, in whole or in part, from any of its obligations under the Takeda Agreement. Other than the Takeda Consent, there are no modifications (or pending requests therefor) in respect of the Takeda Agreement. Other than the

18 Error! Unknown document property name. Takeda Consent, Seller has not received from Takeda any proposal, and has not made any proposal to Takeda, to amend or waive any provision of the Takeda Agreement. (f) To the Knowledge of Seller, no event has occurred that, upon notice or the passage of time or both, would reasonably be expected to give rise to a breach of the Takeda Agreement by Seller or Takeda, or, to the Knowledge of Seller, that would otherwise give Seller or Takeda the right to terminate the Takeda Agreement or give Takeda the right to cease paying the Royalty/Milestone Interests thereunder. Seller has not received any notice of an intention by Takeda to terminate or breach the Takeda Agreement, in whole or in part, or challenging the validity or enforceability of the Takeda Agreement or the obligation to pay the Royalty/Milestone Interests thereunder, or that Seller or Takeda is in default of its obligations under the Takeda Agreement. Seller has no intention of terminating the Takeda Agreement and has not given Takeda any notice of termination of the Takeda Agreement, in whole or in part. (g) Neither Seller nor, to the Knowledge of Seller, Takeda, has assigned, sold, or transferred the Takeda Agreement or any of its rights, interests, or obligations thereunder (including with respect to the Royalty/Milestone Interests) to any Person, and Seller has not consented to any such assignment by Takeda, as applicable. Except as contemplated by the Transaction Documents, Seller has not assigned, sold or transferred (nor has entered into any agreement relating to the present or future assignment, sale or transfer), in whole or in part, any of Seller’s right, title, or interest in or to the Royalty/Milestone Interests, except in accordance with a Syndication pursuant to Section 2.4(a). Under the Takeda Agreement, (i) Takeda has not provided notice to Seller of a Divestment Transaction pursuant to Section 8.2 of the Takeda Agreement and (ii) to the Knowledge of Seller, a Divestment Transaction has not occurred. (h) Seller has not exercised its rights to conduct an audit under Section 7.10 of the Takeda Agreement. (i) Neither Seller nor, to the Knowledge of Seller, Takeda, have, directly or indirectly (through a third party or otherwise), Developed or Commercialized a Competing Product in the Epilepsy Field in the United States, or conducted Development of a Competing Product outside of the United States for the purposes of obtaining Regulatory Approval for such Competing Product in the United States pursuant to Section 15.1 of the Takeda Agreement. (j) To the Knowledge of Seller, Seller has received all amounts owed to it under the Takeda Agreement, to the extent such amounts have come due, including the Initial Payment (as defined in the Takeda Agreement). (k) Seller has not sent or received any written notice or, to the Knowledge of Seller, any other communication of any dispute from Takeda for resolution pursuant to Article 13 of the Takeda Agreement or otherwise. (l) Seller has (i) provided to Purchaser a list of all categories of written records provided by Seller to Takeda pursuant to Section 5.1 of the Takeda Agreement; (ii) not received from Takeda (other than Takeda’s public announcement in May 2022 that its regulatory filings for the Royalty Product are anticipated in Takeda’s fiscal 2024) or delivered to Takeda any material written notices or other material written correspondence, pursuant to the Takeda Agreement or

19 Error! Unknown document property name. otherwise, relating to, affecting, or involving the Purchased Assets or the Takeda Agreement, or that could reasonably be expected to have an effect on the value of the Purchased Assets in any material respect, or that would reasonably be expected to result in a Material Adverse Effect, in each case since March 2, 2021; and (iii) not received any adverse information from Takeda since March 2, 2021 (other than Takeda’s public announcement in May 2022 that its regulatory filings for the Royalty Product are anticipated in Takeda’s fiscal 2024) regarding any material impact on the manufacturing, supply chain, development or commercialization of any Royalty Product. (m) There are no agreements between Seller or, to the Knowledge of Seller, Takeda, and any third party or Person that would give rise to a right of Takeda to reduce any payment under Section 7.2 of the Takeda Agreement pursuant to Section 7.6 of the Takeda Agreement, and to the Knowledge of Seller, there are no ongoing discussions related to any such agreements. (n) The finance and accounting working group formed pursuant to Section 7.12 of the Takeda Agreement has disbanded and no longer meets. (o) Seller has provided notice to Takeda of its intent to enter into a Royalty Monetization Transaction pursuant to Section 8.1 of the Takeda Agreement [***]. (p) Any pharmaceutical product comprising (i) the Lead Compound, as the therapeutically active agent, either alone or in combination with other therapeutically active ingredients, in any formulation or mode of administration; and (ii) the applicable delivery device that is intended to deliver the Lead Compound, if any, is deemed a Royalty Product. (q) Neither Seller nor Takeda has made any claim of indemnification under the Takeda Agreement. Section 3.11 UCC Matters. Seller’s exact legal name is, and since its inception has been, “Ovid Therapeutics Inc.” Seller’s principal place of business is, and since its inception has been, located in the State of New York. Seller’s jurisdiction of organization is, and since its inception has been, the State of Delaware. Section 3.12 Non-Permitted Set-Off. Takeda has not exercised, and, to the Knowledge of Seller, has not had and does not have the right to exercise, and, to the Knowledge of Seller, no event or condition exists that, upon notice or passage of time or both, would reasonably be expected to permit Takeda to exercise, any Non-Permitted Set-Off against the Purchased Assets or any other amounts payable to Seller under the Takeda Agreement. Section 3.13 Compliance. All applications, submissions, information and data related to any Royalty Product submitted or utilized as the basis for any request to any Regulatory Authority by Seller, or to the Knowledge of Seller, by or on behalf of Takeda, were true and correct in all material respects as of the date of such submission or request, and, to the Knowledge of Seller, any material updates, changes, corrections or modifications to such applications, submissions, information or data required under applicable Laws have been submitted to the necessary Regulatory Authorities. Neither Seller, nor to the Knowledge of Seller, Takeda, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy with respect to

20 Error! Unknown document property name. “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” or similar policies set forth in any applicable Laws. Section 3.14 Solvency. Seller is Solvent. Section 3.15 Tax Matters. No deduction or withholding for or on account of any tax has been made or was required to be made under applicable Law from any payment to Seller under the Takeda Agreement. Seller is entitled to full relief from any withholding of tax on any amount paid by Takeda to Seller under the Takeda Agreement pursuant to the U.S.-Japan Tax Treaty. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents and warrants to Seller as of the date hereof as follows: Section 4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Section 4.2 No Conflicts. The execution, delivery, and performance by Purchaser of any of the Transaction Documents and the consummation of the transactions contemplated thereby do not constitute a breach or default under, or require prepayment under any provision of (a) any applicable Law or any Judgment applicable to Purchaser that would reasonably be expected to have a material adverse effect on the legality, validity or enforceability of any of the Transaction Documents, (b) any contract to which Purchaser is a party or by which Purchaser is bound, or (c) the organizational documents of Purchaser. Section 4.3 Authorization. Purchaser has all powers and authority to conduct its affairs as currently conducted, and to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents to which Purchaser is party and the performance by Purchaser of its obligations hereunder and thereunder have been duly authorized by Purchaser. Each of the Transaction Documents to which Purchaser is party has been duly executed and delivered by Purchaser. Each of the Transaction Documents to which Purchaser is party constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy. Section 4.4 Governmental and Third Party Authorizations. The execution, delivery, and performance by Purchaser of the Transaction Documents and the consummation of any of the transactions contemplated hereunder and thereunder do not require any consent, approval, license, order, authorization, or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except as described in Section 3.5. Section 4.5 No Litigation. There is no (a) Action (whether civil, criminal, administrative, regulatory, investigative or informal) pending or, to the Knowledge of Purchaser, threatened by or against Purchaser, at law or in equity, or (b) inquiry or investigation (whether civil, criminal, administrative, regulatory, investigative, or informal) by or before a Governmental

21 Error! Unknown document property name. Authority pending or, to the Knowledge of Purchaser, threatened against Purchaser, that, in each case, challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which Purchaser is party. Section 4.6 Funds Available. Purchaser has sufficient funds on hand or binding and enforceable commitments to provide it with sufficient funds to satisfy its obligations, in each case to pay the Purchase Price. Section 4.7 No Implied Representations and Warranties. PURCHASER ACKNOWLEDGES AND AGREES THAT, (A) OTHER THAN THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SPECIFICALLY CONTAINED IN ARTICLE III, THERE ARE NO REPRESENTATIONS OR WARRANTIES OF SELLER EITHER EXPRESSED OR IMPLIED, (B) PURCHASER DOES NOT RELY ON, AND SHALL HAVE NO REMEDIES IN RESPECT OF, ANY REPRESENTATION OR WARRANTY NOT SPECIFICALLY SET FORTH IN ARTICLE III, AND (C) ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER HAS NO RIGHTS OR RESPONSIBILITIES OF ANY KIND WITH RESPECT TO, AND BY VIRTUE OF THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS HAS NOT BECOME ENTITLED TO ANY RIGHTS OR ASSUMED ANY RESPONSIBILITIES OF ANY KIND WITH RESPECT TO, THE DESIGN, DEVELOPMENT, MANUFACTURE, USE, SALE, DISTRIBUTION, MARKETING OR OTHER ACTIVITIES WITH RESPECT TO ANY ROYALTY PRODUCTS, ALL OF THE RIGHTS AND RESPONSIBILITY FOR WHICH IS WITH TAKEDA. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL HAVE NO LIABILITY TO PURCHASER WITH RESPECT TO ANY ACT OR OMISSION OF TAKEDA RELATING TO SUCH DESIGN, DEVELOPMENT, MANUFACTURING, USE, SALE, DISTRIBUTION, MARKETING OR OTHER ACTIVITIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, CLAIMS FOR FRAUD SHALL NOT BE WAIVED OR LIMITED IN ANY WAY BY THIS SECTION 4.7 OR OTHERWISE. Section 4.8 Access to Information. Purchaser acknowledges that it has reviewed the Takeda Agreement, the Transaction Documents and such other documents and information relating to the Royalty Products and the Purchased Assets and the transactions contemplated by the Transaction Documents provided to it by Seller and has had the opportunity to ask such questions of, and to receive answers from, representatives of Seller concerning the Takeda Agreement, the Transaction Documents, the Royalty Products, the Purchased Assets and the transactions contemplated by the Transaction Documents, in each case as it deemed necessary to make an informed decision to purchase the Purchased Assets in accordance with the terms of this Agreement. Purchaser has such knowledge, sophistication and experience in financial and business matters that it is capable of evaluating the risks and merits of purchasing the Purchased Assets in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, claims for fraud shall not be waived or limited in any way by this Section 4.8 or otherwise. ARTICLE V COVENANTS

22 Error! Unknown document property name. Section 5.1 Public Announcement. Except (a) for a press release previously approved in form and substance by the Parties and attached hereto as Exhibit H, or any other public announcement using substantially the same text as such press release, and (b) subject to Section 5.10, any disclosure required by applicable Law, by the rules and regulations of any securities exchange or market on which any security of a Party may be listed or traded or by any Governmental Authority of competent jurisdiction, no Party shall, and each Party shall cause its Affiliates not to, without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), issue any press release or make any other public disclosure with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby. Section 5.2 Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall execute and deliver such other documents, certificates, instruments, agreements and other writings, take such other actions and perform such additional acts under applicable Law as may be reasonably requested by the other Party and necessary to implement expeditiously the transactions contemplated by, and to carry out the purposes and intent of the provisions of, this Agreement and the other Transaction Documents, including to (i) perfect the sale, assignment, transfer, conveyance, and granting of the Purchased Assets to Purchaser pursuant to this Agreement, (ii) perfect, protect, more fully evidence, vest, and maintain in Purchaser good, valid and marketable rights and interests in, to, and under the Purchased Assets free and clear of all Liens (other than those Liens created in favor of Purchaser by this Agreement and the Escrow Agreement) and (iii) create, evidence and perfect Purchaser’s back-up security interest granted pursuant to Section 2.1(b). Section 5.3 Quarterly Reports; Notices and Correspondence. Promptly (and in any event no later than [***]) following the receipt by Seller from Takeda under the Takeda Agreement of (a) a Quarterly Report or (b) subject to Section 8.7, any material written notice or material written correspondence relating to or involving the Purchased Assets (including notification regarding the achievement of any of the Milestones by Takeda), except any material written notice or material written correspondence pursuant to Section 5.7, of which the terms of Section 5.7 shall apply, Seller shall furnish a copy of the same to Purchaser. Seller shall consult with Purchaser prior to Seller sending any material written notice or material written correspondence to Takeda that relates to, or involves the Purchased Assets; provided that, the determination whether to send such material written notice or material written correspondence, if such material written notice or material written correspondence would not reasonably be expected to result in a Material Adverse Effect, shall be made solely in the discretion of Seller. Except for the Instruction Letter and notices and correspondence required to be given or made by Seller (x) under the Takeda Agreement or (y) by applicable Law, Seller shall not send any material written notice or material written correspondence to Takeda that both (A) relates to or involves the Royalty/Milestone Interests or Purchased Assets and (B) that would reasonably be expected to result in a Material Adverse Effect, without the prior written consent of Purchaser. Without limiting the foregoing, Seller shall, promptly (and in any event no later than [***]) following the delivery thereof by Seller to Takeda, subject to Section 8.7, furnish to Purchaser a copy of any material written notice or material written correspondence sent by Seller to Takeda that both (I) relates to or involves the Purchased Assets and (II) would reasonably be expected to result in a Material Adverse Effect. If Takeda delivers a notice for a need for correction in calculating the Net Sales pursuant to Section 7.9 of the Takeda Agreement, then Seller will consult with Purchaser regarding the validity and appropriateness of

23 Error! Unknown document property name. such correction, and may verify or determine with Takeda the amount to be corrected in its sole discretion. Section 5.4 Payments on Account of Purchased Assets; Escrow. At the Closing, Seller shall deliver the Instruction Letter to Takeda in accordance with Section 6.3(f), and thereafter Seller shall use best efforts, to cause Takeda to pay amounts owed pursuant to the Royalty/Milestone Interests into an escrow account in accordance with the Escrow Agreement. The Parties shall cause the Escrow Agent to disburse all amounts held in escrow in accordance with the Escrow Agreement. Section 5.5 Misdirected Payments. (a) Notwithstanding the terms of the Instruction Letter and the Escrow Agreement, commencing on the Closing Date and at all times thereafter, if any portion of the Purchased Assets is paid to Seller or any Non-Seller Royalty Party, then (i) Seller shall, or shall use commercially reasonable efforts to cause such Non-Seller Royalty Party, as applicable, to hold such amount in trust for the benefit of Purchaser in a segregated account, (ii) neither Seller nor such Non-Seller Royalty Party shall have any right, title, or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon, and (iii) Seller shall, or shall use commercially reasonable efforts to cause such Non-Seller Royalty Party, as applicable, to promptly (and in any event no later than [***]) following the receipt by Seller or such Non-Seller Royalty Party, as applicable, of such amount, remit such amount to the Purchaser Account. Seller shall, or shall use commercially reasonable effects to cause such Non-Seller Royalty Party to, notify Purchaser of such wire transfer and provide reasonable details regarding the Purchased Assets payment so received by Seller or such Non-Seller Royalty Party. (b) Notwithstanding the terms of the Instruction Letter and the Escrow Agreement, commencing on the Closing Date and at all times thereafter, if any amount due under the Takeda Agreement that does not constitute the Purchased Assets is paid to Purchaser, then (i) Purchaser shall hold such amount in trust for the benefit of Seller or any applicable Non-Seller Royalty Party in a segregated account, (ii) Purchaser shall have no right, title, or interest whatsoever in such amount and shall not create or suffer to exist any Lien thereon, and (iii) Purchaser shall promptly remit such amount to the Seller Account or account of such Non- Seller Royalty Party pursuant to wire instructions provided to Purchaser by such Non-Seller Royalty Party, as applicable. Purchaser shall notify Seller or any applicable Non-Seller Royalty Party, as applicable, of such wire transfer and provide reasonable details regarding the erroneous payment so received by Purchaser. (c) If Takeda exercises any Non-Permitted Set-Off against any payment of the Purchased Assets, then Seller shall promptly (and in any event no later than [***] following the payment of the Purchased Assets affected by such Non-Permitted Set-Off), make a true-up payment to Purchaser such that Purchaser receives the full amount of such Purchased Assets payment that would have been paid to Purchaser had such Non-Permitted Set-Off not occurred. Notwithstanding anything to the contrary herein, to the extent Seller shall have made a true-up payment to Purchaser pursuant to this Section 5.5(c) in respect of any Non-Permitted Set-Off, any subsequent payment received from Takeda in respect, and to the extent, of such Non-Permitted Set-Off shall not be included in the Purchased Assets, such that the subsequent payment is included

24 Error! Unknown document property name. in the Excluded Assets. For all purposes hereunder, any true-up payment made pursuant to this Section 5.5(c) will be treated as paid with respect to the Purchased Assets for U.S. federal income tax purposes to the fullest extent permitted by applicable Law. For the avoidance of doubt, withholding taxes (including any withholding taxes deducted by Takeda from payments under Section 7.1(b) or Section 7.2 of the Takeda Agreement pursuant to Section 7.8 of the Takeda Agreement) shall not be treated as a Non-Permitted Set-Off and shall be governed by the provisions of Section 5.12 of this Agreement. (d) All remittances pursuant to this Section 5.5 shall be made (i) without set- off or deduction of any kind (except as required by applicable Law) and (ii) by wire transfer of immediately available funds to such account as the relevant payee has designated under this Agreement or, for Non-Seller Royalty Parties other than Purchaser, as they may otherwise designate in writing (such designation to be made at least [***] prior to any such payment). (e) A late fee of [***] over the prime rate published by the Wall Street Journal as the prime rate as of the Payment Date shall accrue on all unpaid amounts on an annualized basis with respect to any sum payable under Section 5.5(a) or Section 5.5(b) beginning [***] after a Party has actual knowledge of its receipt of such payment in error (the “Payment Date”). Notwithstanding the foregoing, Seller shall not be responsible for any late fee under this Section 5.5(e) arising from the failure of a Non-Seller Royalty Party to timely pay any sum payable under Section 5.5(a) except to the extent such failure is a result of Seller’s failure to use commercially reasonable efforts pursuant to Section 5.5(a) and to the extent of Seller’s indemnification obligations for such breach under Section 7.1(b), subject to the terms and conditions of Article VII. Section 5.6 Maintenance of Takeda Agreement. (a) Seller shall not (i) forgive, release, or compromise any portion of the Purchased Assets payable under the Takeda Agreement or (ii) amend, modify, supplement, restate, waive, cancel, or terminate (or consent to any cancellation or termination of), in whole or in part, any provision of or right under the Takeda Agreement that relates to the Purchased Assets or that would reasonably be expected to result in a Material Adverse Effect (except, in the cases of clauses (i) and (ii), with the prior written consent of Purchaser). In addition, Seller shall perform and comply with all of its obligations under the Takeda Agreement, except where Seller’s failure to perform or comply would not reasonably be expected to result in a Material Adverse Effect, and shall not take any action or forego any action under the Takeda Agreement, in each case that would reasonably be expected to (x) constitute a breach or default by Seller under any provision of the Takeda Agreement and (y) result in a Material Adverse Effect. If Seller reasonably determines that it may amend, modify, supplement, restate or waive, in whole or in part, any provision or right under the Takeda Agreement that relates to the Royalty/Milestone Interests or Purchased Assets without the prior written consent of Purchaser, Seller shall provide to Purchaser a near final draft of such amendment, modification, supplement, restatement or waiver of the Takeda Agreement at least [***] in advance of execution. (b) Seller shall not, directly or indirectly, through a third party, Develop or Commercialize a Competing Product in the Epilepsy Field in the United States, or conduct Development of a Competing Product outside of the United States for the purposes of obtaining

25 Error! Unknown document property name. Regulatory Approval for such Competing Product in the United States pursuant to Section 15.1 of the Takeda Agreement until after the fifth anniversary of the Closing Date (as defined in the Takeda Agreement). (c) Within [***] after (i) Seller obtains Knowledge of, whether by written notice or otherwise, (A) Takeda’s intent to terminate the Takeda Agreement (in whole or in part) or (B) breach or default by Seller under the Takeda Agreement or any allegation of a breach or default by Seller under the Takeda Agreement or (ii) Seller obtains Knowledge of any fact, circumstance or event that would reasonably be expected to give rise to a breach or default under the Takeda Agreement by Seller, Seller shall, subject to Section 8.7, give written notice thereof to Purchaser. Such notice shall (x) subject to Section 8.7, describe in reasonable detail such breach or default, (y) subject to Section 8.7, include a copy of any written notice received from Takeda with respect thereto, and (z) in the case of any breach or default or alleged breach or default by Seller, describe in reasonable detail any corrective action Seller proposes to take in respect of such breach or default. In consultation with Purchaser, Seller shall use commercially reasonable efforts to promptly cure any breach or default by it under the Takeda Agreement and, in any case, shall give written notice to Purchaser upon curing such breach or default. In connection with any dispute regarding an alleged breach that is related to the Royalty/Milestone Interests or Purchased Assets and would reasonably be expected to have a Material Adverse Effect, Seller shall select and employ counsel reasonably acceptable to Purchaser. (d) Without limiting the provisions of Section 5.6(c), if Seller acquires rights to the Royalty Product Patents (pursuant to a Divestment Transaction or otherwise) and such transaction is reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (each, an “Acquisition Event”), then Seller shall use commercially reasonable efforts to commercialize a Royalty Product in the Territory subject to its agreement to pay to Purchaser the Seller Commercialization Royalty (with payments being payable to the Escrow Account or any New Arrangement Escrow Account (as defined below), as applicable, no less frequently than provided for under Section 7.1(b) and Section 7.4 of the Takeda Agreement); provided, however, if Seller chooses to pursue the negotiation of and entry into a license of the Royalty Product Patents relating to the Purchased Assets, then the terms of such license shall be no less favorable to Seller than those contained in the Takeda Agreement with respect to the royalty rates and milestone terms set forth in Article 7 of the Takeda Agreement, disclaimers of Seller’s liability, and indemnification of Seller (any such license, a “New Arrangement”). Following an Acquisition Event, Seller shall consult with Purchaser, in a customary manner and on a reasonable basis, regarding Seller’s own commercialization activities with respect to any Royalty Product in the Territory, or, if applicable, the status of any efforts of Seller to pursue a New Arrangement. Purchaser shall provide assistance to and cooperate with Seller, at Purchaser’s cost and expense, in such efforts as Seller may undertake in connection with such New Arrangement. In the event Seller enters into a New Arrangement, Seller agrees to comply in all material respects with the provisions of this Agreement and references in this Agreement to the Purchased Assets and the Takeda Agreement shall be deemed to be references to any new purchased asset and the new license agreement constructed under the New Arrangement, and references to Takeda shall be deemed to be references to the other party to such new license agreement. Such New Arrangement shall also provide, for no additional consideration from Purchaser, that (i) Purchaser shall have the same rights as those acquired under the Takeda Agreement pursuant to this Agreement and (ii) all payments and other consideration (including any upfront fees) thereunder (to the extent that such

26 Error! Unknown document property name. payments or other consideration would have constituted Royalty/Milestone Interests) be made by the other party to such New Arrangement directly to the Escrow Account or another escrow account established in connection with the New Arrangement and having terms and conditions mutually satisfactory to Purchaser and Seller (a “New Arrangement Escrow Account”). Seller will promptly and no later than with effect as of the date of such New Arrangement do all such acts and execute all such documents as Purchaser may reasonably specify (and in such form as Purchaser may reasonably require) to perfect the sale of Purchased Assets under this Agreement in respect of such New Arrangement. Section 5.7 Enforcement of Takeda Agreement. (a) Promptly after Seller obtains Knowledge of any breach by Takeda of Section 7.1(b), Section 7.2 or Section 14.2 of the Takeda Agreement or any other breach of or default under, the Takeda Agreement by Takeda related to the Purchased Assets, the Royalty Products or the Royalty Product Patents or of the existence of any facts, circumstances or events that, alone or together with other facts, circumstances or events, would reasonably be expected (with or without the giving of notice or passage of time, or both) to give rise to any such breach or default, Seller shall promptly (but in any event within [***] after Seller obtains such Knowledge), subject to Section 8.7, give written notice to Purchaser (i) stating that the relevant breach or default has occurred and (ii) describing in reasonable detail the relevant breach or default. In addition, Seller shall, subject to Section 8.7, provide to Purchaser a copy of any written notice of breach or alleged breach of the Takeda Agreement delivered by Seller to Takeda as soon as practicable and in any event not less than [***] following such delivery. (b) In the case of any breach or default by Takeda referred to in Section 5.7(a) that would not reasonably be expected to have a Material Adverse Effect that is disproportionate as compared to such material adverse effect on the rights of Seller under the Takeda Agreement that relate to, or involve or otherwise affect (including with respect to the timing, amount or duration of payments by Takeda to Seller with respect to), the Royalty/Milestone Interests other than the Purchased Assets (without giving effect to any differences in effect caused by the Purchased Assets and the Royalty/Milestone Interests other than the Purchased Assets representing different percentage interests in the Royalty/Milestone Interests as a whole) (such effect, a “Disproportionate MAE”), Seller shall consult with Purchaser regarding Takeda’s breach or default, and shall use commercially reasonable efforts to enforce Seller’s rights and remedies (whether under the Takeda Agreement or by operation of Law) and Takeda’s obligations under the Takeda Agreement and shall keep Purchaser reasonably updated as to any material developments relating to such breach. In the case of any breach or default by Takeda referred to in Section 5.7(a) that would reasonably be expected to have a Disproportionate MAE, Seller shall, at Purchaser’s reasonable direction, (A) use commercially reasonable efforts to promptly and fully enforce Seller’s rights and remedies (whether under the Takeda Agreement or by operation of Law) and Takeda’s obligations under the Takeda Agreement, including, if reasonably requested by Purchaser, instituting formal legal proceedings against Takeda, (B) employ counsel selected by Seller and reasonably acceptable to Purchaser, and (C) keep Purchaser reasonably updated as to any material developments relating to such breach. The Non-Seller Royalty Parties shall reimburse Seller for a proportion of its out-of-pocket costs and expenses (including the fees and expenses of Seller’s counsel) incurred by Seller in an amount equal to their respective Applicable Percentages, as such costs and expenses are incurred, in connection with any actions taken or the

27 Error! Unknown document property name. exercise of rights or remedies by Seller at the direction of Purchaser pursuant to this Section 5.7(b); provided, however, that such out-of-pocket costs and expenses (including the fees and expenses of Seller’s counsel) shall be entirely borne by Seller if such breach or default by Takeda under the Takeda Agreement is finally determined in a non-appealable Judgment by a court of competent jurisdiction to have been solely caused by a breach or default by Seller under the Takeda Agreement or any other contract or arrangement between Seller and Takeda, subject to Section 7.7(b). (c) All Proceeds resulting from any enforcement of Takeda’s obligations under the Takeda Agreement pursuant to this Section 5.7, after deduction (and reimbursement to Seller and Non-Seller Royalty Parties) of all costs and expenses (including attorneys’ fees and expenses) incurred by Seller and Non-Seller Royalty Parties, as applicable, in connection with such enforcement pursuant to Section 5.7(b) above, shall be allocated to Seller and the Non-Seller Royalty Parties in an amount equal to the Applicable Percentage of Seller and each such Non- Seller Royalty Party during the time period of the breach that led to such enforcement, which amount shall be promptly (and in any event no later than [***]) paid to Seller and the Non-Seller Royalty Parties. Seller hereby assigns and, if not presently assignable, agrees to assign to Purchaser the amount of Proceeds due to Purchaser in accordance with this Section 5.7(c). Section 5.8 No Assignment; No Liens. Except in connection with an assignment by Seller to any other Person with which Seller may merge or consolidate or to which Seller may sell all or substantially all of its assets (whether by merger, sale of assets or otherwise) in accordance with the provisions of Section 10.3 and in accordance with the Takeda Agreement, Seller shall not dispose of, assign, or otherwise transfer, or grant, incur or suffer to exist any Lien on the Purchased Assets or any of Seller’s right, title, or interest in and to the Ovid Intellectual Property. Section 5.9 Audits. (a) Consultation. Following the Closing Date, Seller and Purchaser shall consult with each other regarding the timing, manner and conduct of any review or audit of Takeda’s books and records pursuant to Section 7.10 of the Takeda Agreement, provided that, the timing, manner and conduct of any such review or audit shall be determined by Seller in its sole discretion. (b) Audits under Takeda Agreement. In the event that following consultation with Purchaser in accordance with Section 5.9(a), Seller elects to conduct a review or audit, Seller shall, to the extent permitted by Section 7.10 of the Takeda Agreement, provide written notice to Takeda to cause an inspection or audit to determine the correctness of any Royalty/Milestone Interests payments made under the Takeda Agreement. All of the expenses of any inspection or audit that would otherwise have been borne by Seller pursuant to the Takeda Agreement, including such fees and expenses of any independent certified public accounting firm engaged by Seller and reasonably acceptable to Purchaser in connection with such an inspection or audit shall be borne by the Non-Seller Royalty Parties in an amount equal to the Applicable Percentage of each such Non-Seller Royalty Party, with Seller bearing the remainder, if any; provided that, in the event that any such inspection or audit reveals an underpayment during the applicable time period of more than [***] of the amount due, then such costs and expenses shall be borne by Takeda in accordance with Section 7.10 of the Takeda Agreement. Seller will promptly furnish to the Non-Seller Royalty

28 Error! Unknown document property name. Parties a true, correct, and complete copy of any inspection or audit report prepared in connection with such an inspection or audit. If, following the completion of such inspection or audit, Seller is required to reimburse Takeda for overpayment of the Royalty/Milestone Interests, then the Non- Seller Royalty Parties shall promptly upon request (and in any event within [***] following such request) reimburse Seller, or, at Seller’s request, Takeda on behalf of Seller, for the portion of such overpaid amount that was actually paid to the Non-Seller Royalty Parties, and shall promptly (and in any event within [***]) after making such payment provide documentation to Seller evidencing that such payment was made. (c) Audits of Seller’s Books and Records. Seller shall keep and maintain, or cause to be kept and maintained, for a period of at least [***] following the Calendar Year to which they pertain, full and accurate books and records adequate to reflect all amounts paid or payable in respect of any Seller Commercialization Royalty and all financial information received by Seller from any Persons with respect to such amounts. For the term of this Agreement and for a period of [***] thereafter, upon prior written notice to Seller, Purchaser shall have the right to inspect, at Purchaser’s expense, those accounts and records of Seller necessary to verify the accuracy of payments made under or on account of any Seller Commercialization Royalty to Purchaser hereunder or other report or information provided by Seller to Purchaser pursuant to Article V in respect of any Seller Commercialization Royalty. Any such inspection shall occur upon not less than [***] notice to Seller, during Seller’s normal business hours and on Seller’s premises. Purchaser shall not be entitled to make any copies of Seller’s records and shall, and shall cause any of its Representatives to, keep confidential all information obtained during such inspection. If such inspection results in a determination that any payment, or portion thereof, with respect to any Seller Commercialization Royalty that is payable by Seller to Purchaser was not paid to the Escrow Account or any New Arrangement Escrow Account, as applicable, when due, then an amount equal to the underpayment shall be promptly paid by Seller to the Escrow Account or any New Arrangement Escrow Account, as applicable. Section 5.10 SEC Filings. Prior to the submission by Seller or Purchaser to the SEC of any SEC Documents that contain any Confidential Information of the other Party, or that contain information related to the existence or subject matter of this Agreement or the identity of the other Party, the Party making such filing shall provide drafts of relevant portions of such SEC Documents to the other Party within a reasonable period of time, but in any event no less than [***] prior to the planned date of such submission. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment with respect to the portions of this Agreement that the other Party reasonably requests to be kept confidential and to redact any Confidential Information of the other Party therein as requested by the other Party, unless reasonably advised by counsel that such Confidential Information is required to be included by Law. Notwithstanding the foregoing, a Party making such a filing shall have no obligation to provide a draft of a proposed filing of an SEC Document or otherwise comply with this Section 5.10 with respect to a proposed filing of an SEC Document if the description of or reference to this Agreement or to the subject Confidential Information of the other Party or the identity of the other Party contained in, or attached as an exhibit to, the proposed SEC Document, has been included in any previous SEC Document filed by either Party in accordance with this Section 5.10 or otherwise approved by the other Party in writing. For the avoidance of doubt, notwithstanding the foregoing, Purchaser agrees that it shall not disclose any of the Key Terms in its SEC Documents without the express prior written consent of Seller (which Seller may withhold in its sole discretion), unless

29 Error! Unknown document property name. Purchaser’s external counsel advises that disclosure of any of the Key Terms is required by applicable Law to be included in Purchaser’s SEC Documents, in which case the provisions of Section 8.4(a) shall apply to Purchaser’s disclosure of the Key Terms in its SEC Documents. The Parties agree that any disclosure by Purchaser of the Key Terms in any of Purchaser’s SEC Documents made in accordance with the immediately preceding sentence may be included in any of Purchaser’s future SEC Documents and that no prior written consent of Seller shall be required with respect to the disclosure of any Key Terms that have previously been disclosed in the SEC Documents of Seller. Section 5.11 Instruction Letter. Prior to the termination of this Agreement pursuant to Section 9.1, Seller shall not, without Purchaser’s prior written consent, deliver any further directions to Takeda regarding the payment of the Purchased Assets. Section 5.12 Tax Matters. (a) Purchaser and Seller agree that the Purchase Price is not subject to deduction or withholding provided that, on or prior to the Closing Date, Seller delivers to Purchaser a duly completed and valid Internal Revenue Service (“IRS”) Form W-9. (b) Notwithstanding the accounting treatment therefor and unless otherwise required by applicable Law, for all U.S. federal and applicable state and local tax purposes, Seller and Purchaser shall treat (i) the transactions contemplated by the Transaction Documents as a sale and Purchaser’s payment of the Purchase Price (pursuant to Section 2.1(a) of this Agreement) as received by Seller in a taxable transaction and (ii) Purchaser as the direct recipient of the payments made with respect to the Purchased Assets. If there is an inquiry by any Governmental Authority of Seller or Purchaser related to this Section 5.12 or Section 10.4, the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner consistent with this Section 5.12 and Section 10.4. (c) Seller and Purchaser agree that for United States federal income tax purposes, (i) any and all amounts in respect of the Purchased Assets remitted by Seller to Purchaser pursuant to Section 5.5(a) or otherwise under this Agreement shall be treated as received by Seller as agent for Purchaser, and (ii) any and all amounts remitted by Purchaser to Seller pursuant to Section 5.5(b) of this Agreement shall be treated as remittances of amounts collected by Purchaser on behalf of Seller. (d) On or prior to the Closing Date, Purchaser shall deliver to Seller a duly completed and valid IRS Form W-9 certifying that Purchaser is a United States person, as such term is defined in Section 7701(a)(30) of the Code, and Purchaser shall provide an updated IRS Form W-9 to Seller throughout the term of the Transaction Documents whenever required in order for Seller to have on file a duly completed and valid IRS Form W-9. (e) All payments to Purchaser under the Transaction Documents shall be made without any deduction or withholding by Seller for or on account of any tax except as required by applicable Law. If any applicable Law (as reasonably determined by Seller) requires the deduction or withholding of any tax on payments to Purchaser by Seller, then Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the

30 Error! Unknown document property name. relevant Governmental Authority in accordance with applicable Law. Except as provided in this Section 5.12(e), any such withheld or deducted amounts shall be treated for all purposes of the Transaction Documents as having been paid to Purchaser. Seller shall use commercially reasonable efforts to give or cause to be given to Purchaser such assistance as may reasonably be necessary to enable Purchaser to claim exemption from any such withholding, reduction thereof, or credit therefor, and in each case shall furnish Purchaser with proper evidence of the taxes paid by Seller (or a third party) on its behalf. (f) Notwithstanding the foregoing, if deduction or withholding of any tax is required from any such payment under this Agreement as a result of an assignment by Seller pursuant to Section 10.3(b), any redomiciling or change in tax residency of Seller, or any failure on the part of Seller to comply with applicable tax laws or filing or record retention requirements, then Seller shall pay such additional amounts to Purchaser as necessary so that the net amount received by Purchaser, after all required deductions and withholdings (including with respect to such additional amounts), is an amount equal to the amount that it would have received had no such deductions or withholdings been made. (g) The Parties agree not to take any position that is inconsistent with the provisions of this Section 5.12 and Section 10.4 on any tax return or in any audit or other judicial or administrative proceeding unless (i) the other party hereto has consented to the taking of such position (such consent not to be unreasonably withheld, conditioned or delayed), (ii) the party hereto that contemplates taking such an inconsistent position has been advised by a nationally recognized tax counsel in writing that it is unable to conclude that the position specified in this Section 5.12 or Section 10.4 is more likely than not to prevail if challenged by the tax authority having jurisdiction of the relevant tax, or (iii) required by a tax authority in connection with the resolution of an audit or examination diligently contested. Section 5.13 Seller’s Commercially Reasonable Efforts and Judgment. It is understood and agreed that, in determining whether Seller’s efforts or judgments are “commercially reasonable” with respect to any covenant that specifically references such term in this Article V, Seller shall be deemed to be acting or making a judgment in a commercially reasonable manner only if Seller would reasonably be expected to act in the same manner, and shall be deemed to be using commercially reasonable efforts only if Seller would reasonably be expected to use at least an equal degree of effort, if Seller had the sole right, title, and interest in and to the Purchased Assets and the Royalty/Milestone Interests and without taking into account any of its other products or product candidates in its portfolio. For the avoidance of doubt, any act or failure to act by Seller that would not be commercially reasonable in regard to Seller’s interests or position as of immediately prior to the Closing, but is commercially reasonable when accounting for the effects of the Transaction Documents on Seller’s interests or position, shall be deemed not to be commercially reasonable for purposes of this Article V. Section 5.14 Change in Name or Organization. Seller shall provide Purchaser with written notice within [***] following any change in, or amendment or alteration of, Seller’s (a) legal name, (b) form or type of organization, or (c) jurisdiction of organization.

31 Error! Unknown document property name. ARTICLE VI THE CLOSING Section 6.1 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m. Boston time on the date hereof (the “Closing Date”) at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, MA 02199, or such other place as the Parties mutually agree. Section 6.2 Payment of Purchase Price. At the Closing, Purchaser shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to the Seller Account, without any deduction for withholding or other taxes and without any other set off or deduction of any kind. Section 6.3 Closing Deliverables. (a) At the Closing, each of Seller and Purchaser shall deliver or cause to be delivered to the other party hereto a duly executed counterpart to the Escrow Agreement and shall receive a duly executed counterpart to the Escrow Agreement from the Escrow Agent. (b) At the Closing, each of Seller and Purchaser shall deliver to the other party hereto a duly executed counterpart to the Bill of Sale, evidencing the sale and assignment to Purchaser of the Purchased Assets. (c) At the Closing, Seller shall deliver to Purchaser a certificate of an executive officer of Seller, dated as of the Closing, certifying as to the (i) attached copies of the organizational documents of Seller and resolutions of the governing body of Seller authorizing and approving the execution, delivery and performance by Seller of the Transaction Documents and the transactions contemplated thereby and (ii) the incumbency of the officer or officers of Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers. (d) At the Closing, Purchaser shall deliver to Seller a certificate of an executive officer or other authorized signatory of Purchaser, dated as of the Closing, certifying as to the incumbency of the officer or officers of Purchaser who have executed and delivered the Transaction Documents, including therein a signature specimen of each such officer or officers. (e) At or prior to the Closing, Purchaser shall deliver to Seller a duly completed and executed IRS W-9 pursuant to Section 5.12(d). (f) Promptly following the Closing (and in any event on the same day thereof), Seller shall deliver to Takeda a duly executed copy of the Instruction Letter. Within [***] thereafter, Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser confirming, with respect to the Instruction Letter, the delivery to Takeda. (g) As soon as practicable [***] Seller shall deliver to Purchaser a duly executed receipt for payment of the Purchase Price.

32 Error! Unknown document property name. ARTICLE VII INDEMNIFICATION Section 7.1 Indemnification by Seller. Seller agrees to indemnify and hold harmless Purchaser, its Affiliates and its and their respective Representatives (each, a “Purchaser Indemnified Party”) from and against, and will pay to each Purchaser Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Purchaser Indemnified Party, whether or not involving a Third Party Claim, arising out of or resulting from (a) any fraud or breach of any representation or warranty made by Seller in any of the Transaction Documents or certificates delivered by Seller to Purchaser in writing pursuant to this Agreement, (b) any breach of or default under any covenant or agreement of Seller in any of the Transaction Documents, (c) any Recipient Confidentiality Breach by any Person who receives Confidential Information from or on behalf of Seller under Article VIII, and (d) any Excluded Liabilities and Obligations; provided, however, that the foregoing shall exclude any Losses of any Purchaser Indemnified Party to the extent resulting from acts or omissions of Seller taken (or omitted to be taken) pursuant to any written direction to Seller from any Purchaser Indemnified Party. Any amounts determined to be due to any Purchaser Indemnified Party hereunder in accordance with and subject to the terms, conditions and procedures of this Article VII shall (if not otherwise paid) be payable by Seller to such Purchaser Indemnified Party within [***] following written demand delivered to Seller by such Purchaser Indemnified Party. Section 7.2 Indemnification by Purchaser. Purchaser agrees to indemnify and hold each of Seller and its Affiliates and any or all of their respective Representatives (each, a “Seller Indemnified Party”) harmless from and against, and will pay to each Seller Indemnified Party the amount of, any and all Losses awarded against or incurred or suffered by such Seller Indemnified Party, whether or not involving a Third Party Claim, arising out of or resulting from (a) any fraud or breach of any representation or warranty made by Purchaser in any of the Transaction Documents, (b) any breach of or default under any covenant or agreement of Purchaser in any Transaction Document to which Purchaser is party, and (c) any Recipient Confidentiality Breach by any Person who receives Confidential Information from or on behalf of Purchaser under Article VIII; provided, however, that the foregoing shall exclude any Losses of any Seller Indemnified Party to the extent resulting from acts or omissions of Purchaser taken (or omitted to be taken) pursuant to any written direction to Purchaser from any Seller Indemnified Party. Any amounts determined to be due to any Seller Indemnified Party hereunder in accordance with and subject to the terms, conditions and procedures of this Article VII shall (if not otherwise paid) be payable by Purchaser to such Seller Indemnified Party within [***] following written demand delivered to Seller by such Seller Indemnified Party. Section 7.3 Materiality. For purposes of determining the existence of any breach and the amount of any Losses resulting from any breach by Seller or Purchaser of their respective representations and warranties or covenants pursuant to Section 7.1 or Section 7.2, as applicable, and without limiting Section 7.7 or Section 7.8, all such representations and warranties or covenants that are qualified by materiality or by reference to a Material Adverse Effect shall be deemed to be not so qualified, as applicable. Section 7.4 Procedures for Third Party Claims.

33 Error! Unknown document property name. (a) If any claim or demand made by any Person other than Purchaser or Seller against a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable (a “Third Party Claim”) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to Section 7.1 or Section 7.2, the indemnified party shall, promptly after receipt of notice of the commencement of such Third Party Claim, notify the indemnifying party in writing of the commencement thereof, enclosing a copy of all papers served, if any; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually materially prejudiced by such failure. (b) In the event that any Third Party Claim is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof in accordance with this Section 7.4, the indemnifying party will be entitled, at the indemnifying party’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnifying party may not assume the defense to a Third Party Claim (i) involving criminal liability or in which equitable relief other than monetary damages is sought against the indemnified party or its Affiliates, (ii) involving a purported class action, (iii) if the indemnifying party has not notified the indemnified party in writing that it will be liable to indemnify the indemnified party with respect to all Losses relating to such Third Party Claim to the extent required by, and subject to the terms and conditions of, this Article VII, or (iv) if the Third Party Claim relates to taxes. (c) In any such Third Party Claim, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the sole cost and expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party, (c) the named parties to any such Third Party Claim (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of counsel to the indemnified party or (d) the indemnifying party is not permitted to assume the defense of such Third Party Claim pursuant to Section 7.4(b). (d) The indemnifying party shall not be liable for any settlement of any Third Party Claim effected without its written consent, but, if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any Loss indemnifiable pursuant to Section 7.1 or Section 7.2 by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or discharge of any pending or threatened Third Party Claim in respect of which any indemnified party is or could have been a party and indemnity could be sought hereunder by such indemnified party, unless such settlement,

34 Error! Unknown document property name. compromise or discharge, as the case may be, (i) includes an unconditional written release of such indemnified party and its Affiliates, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act or violation of Law or rights of any Person by or on behalf of any indemnified party or its Affiliates, (iii) does not impose any continuing material obligation or restrictions on any indemnified party, and (iv) does not involve any injunctive relief binding on the indemnified party or its Affiliates. Section 7.5 Other Claims. A claim by an indemnified party under this Article VII for any matter not involving a Third Party Claim and in respect of which such indemnified party would be entitled to indemnification hereunder may be made by delivering, in good faith, a written notice of claim to the indemnifying party (a “Claim Notice”), which notice shall contain (a) a description and the amount of any Losses incurred or suffered or an estimate of Losses reasonably expected to be incurred or suffered by the indemnified party if known or reasonably capable of estimation, and the method of computation of such Losses (the “Claim Amount”), (b) a statement that the indemnified party is entitled to indemnification under this Article VII for such Losses and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Losses or an estimate of such Losses if known; provided, that the failure to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Section 7.1 or Section 7.2 unless, and only to the extent that, the indemnifying party is actually materially prejudiced by such failure. Within [***] after delivery of a Claim Notice, the indemnifying party shall deliver to the indemnified party a written response in which the indemnifying party shall either (i) agree that the indemnified party is entitled to receive the Claim Amount (in which case such response shall be accompanied by a payment to the indemnified party of the Claim Amount by the indemnifying party by wire transfer of immediately available funds), (ii) agree that the indemnified party is entitled to receive part, but not all, of the Claim Amount (the amount so agreed in (i) or (ii), the “Agreed Amount”) (in which case such response shall be accompanied by a payment to the indemnified party of the Agreed Amount by the indemnifying party by wire transfer of immediately available funds) or (iii) contest that the indemnified party is entitled to receive any of the Claim Amount. If any such dispute described in clause (iii) of the preceding sentence is not resolved within [***] following the delivery by the indemnifying party of such response, the indemnifying party and the indemnified party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 10.8. If the indemnifying party does not notify the indemnified party within [***] following its receipt of a Claim Notice that the indemnifying party disputes its liability to the indemnified party with respect to the Claim Amount in whole or in part, such claim specified by the indemnified party in such Claim Notice shall be conclusively deemed a liability of the indemnifying party under Section 7.1 or Section 7.2, as applicable, with respect to the undisputed portion of the Claim Amount and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any Claim Notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. For all purposes of this Section 7.5, Seller shall be entitled to deliver Claim Notices to Purchaser on behalf of Seller Indemnified Parties, and Purchaser shall be entitled to deliver Claim Notices to Seller on behalf of the Purchaser Indemnified Parties.

35 Error! Unknown document property name. Section 7.6 Time Limitations. (a) Seller shall have liability under Section 7.1 with respect to any breach of any representation or warranty made by Seller in Article III of this Agreement only if, on or prior to the date that is [***] after the Closing Date, Purchaser notifies Seller of a claim in respect of such breach, specifying the factual basis of such claim in reasonable detail (other than (i) the Fundamental Representations, as to which a claim may be made at any time until [***] or (ii) any breach of a representation or warranty resulting from fraud or willful misconduct on the part of Seller, as to which a claim may be made at any time until the applicable statute of limitations). (b) Purchaser shall have liability under Section 7.2 with respect to any breach of any representation or warranty made by Purchaser in Article IV of this Agreement only if, on or prior to the date that is [***] after the Closing Date, Seller notifies Purchaser of a claim in respect of such breach, specifying the factual basis of such claim in reasonable detail (other than (i) Purchaser’s representations and warranties in Section 4.1, Section 4.2, Section 4.3, and Section 4.4, as to which a claim may be made at any time until the date that is [***] following the Closing Date or (ii) any breach of a representation or warranty resulting from fraud or willful misconduct on the part of Purchaser, as to which a claim may be made at any time until the applicable statute of limitations). (c) To the extent not performed, and except as otherwise set forth in this Agreement, the covenants contained in this Agreement shall survive the Closing until the date that is the later of (i) [***] after the termination of this Agreement or (ii) the applicable statute of limitations. (d) Notwithstanding the foregoing, any claim for breach of a representation or warranty in respect of which indemnification may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to this Section 7.6 if written notice of such claim has been given to the Party against whom such indemnification may be sought prior to the end of the applicable survival period described in this Section 7.6. Section 7.7 Limitations on Liability. (a) No Party shall be liable for any consequential (including lost profits), punitive, special, indirect, or incidental damages under this Article VII (and no claim for indemnification hereunder shall be asserted) as a result of any breach or violation of any representation, warranty, covenant or agreement of such party (including under this Article VII) in or pursuant to this Agreement, except in respect of a claim for fraud, willful misconduct, intentional misrepresentation, or breaches of Article VIII or to the extent a court of competent jurisdiction awards such damages to a third party in connection with a Third Party Claim. Notwithstanding the foregoing, Purchaser shall be entitled to make indemnification claims, in accordance with the procedures set forth in this Article VII, for Losses that include any portion of the Purchased Assets that Purchaser was entitled to receive but did not receive timely or at all due to any indemnifiable events under this Agreement, and such portion of the Purchased Assets shall not be deemed consequential (including lost profits), punitive, special, indirect or incidental damages for any purpose of this Agreement.

36 Error! Unknown document property name. (b) Other than in respect of claims for fraud, willful misconduct, intentional misrepresentation, Excluded Liabilities and Obligations and breaches of Article VIII, in no event shall (i) Seller’s aggregate liability for Losses under Section 7.1(a) or Purchaser’s aggregate liability for Losses under Section 7.2(a) exceed the Purchase Price less amounts in respect of the Purchased Assets actually received by Purchaser and (ii) Seller shall not have any liability for Losses under Section 7.1 and Purchaser shall not have any liability for Losses under Section 7.2, unless and until the aggregate amount of all Losses incurred by the indemnified party equals or exceeds $[***], in which event the indemnifying party shall be liable for Losses only to the extent of such excess. Section 7.8 Exclusive Remedy. Except in the case of fraud and except as set forth in Section 10.1 (including, for the avoidance of doubt, for purposes of Article VIII), the indemnification afforded by this Article VII shall be the sole and exclusive remedy for any and all Losses awarded against or incurred or suffered by a Party in connection with the transactions contemplated by the Transaction Documents, including with respect to any breach of any representation or warranty made by a Party in any of the Transaction Documents or any certificate delivered by a Party to the other Party in writing pursuant to this Agreement or any breach of or default under any covenant or agreement by a Party pursuant to any Transaction Document. Nothing in this Agreement shall operate to limit the rights of a Party to seek equitable remedies (including specific performance or injunctive relief) or, in the case of fraud committed by or on behalf of the other Party, any remedies available to it under applicable Law. ARTICLE VIII CONFIDENTIALITY Section 8.1 Confidentiality. Except as provided in this Article VIII or otherwise agreed in writing by the Parties, the Parties agree that, during the term of this Agreement and until the [***] anniversary of the date of termination of this Agreement pursuant to Section 9.1, each party (the “Receiving Party”) (i) shall keep confidential, and shall not publish or otherwise disclose to any Person any Confidential Information (as defined below) and (ii) shall not use for any purpose other than as provided in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder), the terms of this Agreement and the other Transaction Documents or any information (whether written or oral, or in electronic or other form) furnished (including prior to the Closing Date) to it by or on behalf of the other party (the “Disclosing Party”) pursuant to the Confidentiality Agreement (as defined below) or the Transaction Documents (such information, “Confidential Information” of the Disclosing Party, provided that the terms of the Transaction Documents shall be Confidential Information of both Parties and Takeda Confidential Information shall at all times be Confidential Information of Seller), except for that portion of such information that: (a) was already in the Receiving Party’s possession on a non-confidential basis prior to its disclosure to it by the Disclosing Party, as evidenced by written records (provided, if such information was disclosed to the Receiving Party on a non-confidential basis by a party that is not the Disclosing Party, such party had the right to disclose such information to the Receiving Party without any legal, contractual or fiduciary obligation to, any person with respect to such information);

37 Error! Unknown document property name. (b) is or becomes generally available to the public other than as a result of an act or omission by the Receiving Party or its Affiliates or their respective Representatives in breach of this Agreement; or (c) was independently developed by the Receiving Party, as evidenced by written records of the Receiving Party, without use of or reference to the Confidential Information or in violation of the terms of this Agreement. Each Party hereby acknowledges that the United States federal and state securities laws prohibit any Person that has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. The Receiving Party agrees that it shall be and remain responsible hereunder for any failure by any Person who receives Confidential Information from or on behalf of the Receiving Party pursuant to this Article VIII (including the Receiving Party’s Representatives (including, in the case of Purchaser, the Purchaser Recipients), Affiliates, Affiliates’ Representatives, and other permitted recipients pursuant to Section 8.4) to treat such Confidential Information as required under this Article VIII (any such failure, a “Recipient Confidentiality Breach”). Section 8.2 Disclosures to Certain Affiliates. Notwithstanding anything to the contrary provided elsewhere herein, no Affiliate of Purchaser or their Representatives shall have any obligations with respect to Confidential Information provided to Purchaser pursuant to this Agreement to the extent that such Confidential Information is not actually made available to such Affiliate or their Representatives. For the avoidance of doubt, Confidential Information provided to Purchaser pursuant to this Agreement may be disclosed by Purchaser to Purchaser’s Affiliates and their Representatives only as permitted pursuant to Section 8.4(b). Section 8.3 Termination of Confidentiality Agreement. Effective upon the date hereof, the Confidentiality Agreement, dated January 8, 2019 (the “Confidentiality Agreement”), between Seller and Purchaser shall terminate and be of no further force or effect, and shall be superseded by the provisions of this Article VIII. Section 8.4 Permitted Disclosure. (a) Without limiting Section 5.1 and except as provided in Section 5.10, in the event that a Receiving Party or its Affiliates or any of its or its Affiliates’ Representatives (including, in the case of Purchaser, any Purchaser Recipients) are requested by a Governmental Authority or required by applicable Law, regulation or legal process (including the regulations of a stock exchange or Governmental Authority or the order or ruling of a court, administrative agency or other government or regulatory body of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall promptly, to the extent permitted by Law, notify the Disclosing Party in writing of such request or requirement so that the Disclosing Party may seek (at the Disclosing Party’s sole expense) an appropriate protective order or other appropriate remedy (and if the Disclosing Party seeks such an order or other remedy, the Receiving Party will provide such cooperation, at the Disclosing Party’s sole expense, as the Disclosing Party

38 Error! Unknown document property name. shall reasonably request). If no such protective order or other remedy is obtained and the Receiving Party or its Affiliates or its or its Affiliates’ Representatives (including, in the case of Purchaser, any Purchaser Recipients) are, in the view of their respective counsel (which may include their respective internal counsel), legally required to disclose Confidential Information, the Receiving Party or its Affiliates or its or its Affiliates’ Representatives (including, in the case of Purchaser, any Purchaser Recipients), as the case may be, shall only disclose that portion of the Confidential Information that their respective counsel advises that Receiving Party or its Affiliates or its or its Affiliates’ Representatives (including, in the case of Purchaser, any Purchaser Recipients), as the case may be, are required to disclose and will exercise commercially reasonable efforts, at the Disclosing Party’s sole expense, to obtain reliable assurance that confidential treatment will be accorded to that portion of the Confidential Information that is being disclosed. In any event, the Receiving Party will not oppose action by the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. (b) Notwithstanding the other provisions of this Article VIII, either Party may disclose Confidential Information (other than disclosure by Purchaser of any Key Terms, which is addressed solely in Section 8.4(c) (and as to which this Section 8.4(b) is not applicable) and disclosure by Purchaser of any Takeda Confidential Information, which is addressed solely in Section 8.4(d) (and as to which this Section 8.4(b) is not applicable)) with the prior written consent of the Disclosing Party (such consent not to be unreasonably withheld, conditioned or delayed) or to the extent such disclosure is reasonably necessary in the following situations: (i) prosecuting or defending litigation, including enforcing rights or remedies hereunder or responding to a subpoena in a third party litigation; (ii) for regulatory, tax or customs purposes; (iii) for audit purposes, provided that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure; (iv) disclosure to (A) its Affiliates on a need-to-know basis in order for such Party to exercise its rights or fulfill its obligations under this Agreement and (B) its Representatives, in each case, engaged or working on behalf of such Party, provided that in the case of each of clause (A) and clause (B), each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure; (v) as set forth in Section 5.1 and Section 5.10 (which terms shall control in the event of any conflict with this Section 8.4(b)); (vi) disclosure to its actual or potential investors and co-investors, and other sources of funding, including debt financing, or potential partners, collaborators or acquirers, and their respective accountants, financial advisors and other professional representatives, provided, that such disclosure shall be made only to the extent customarily required to consummate such investment, financing transaction, partnership or

39 Error! Unknown document property name. collaboration and that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous in any material respect than those in this Article VIII prior to any such disclosure; or (vii) in connection with a merger, acquisition or change of control (including to fulfill due diligence inquiries related to a prospective merger, acquisition or change of control), provided that each recipient of Confidential Information must be bound by contractual or professional obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure; or (viii) to a permitted assignee in connection with an assignment permitted pursuant to Section 10.3, provided that such permitted assignee is bound by contractual obligations of confidentiality and non-use no less rigorous than those in this Article VIII prior to any such disclosure. Notwithstanding the foregoing, in the event the Receiving Party is required to make a disclosure of the Disclosing Party’s Confidential Information pursuant to Section 8.4(b)(i) (other than in connection with enforcing its rights or remedies hereunder directly against the other Party) or Section 8.4(b)(ii) it will comply with the obligations of Section 8.4(a), to the extent applicable. (c) Notwithstanding the other provisions of this Article VIII, Purchaser shall not disclose any Key Terms to any Person without the prior written consent of Seller, or as provided in Section 5.10. (d) Notwithstanding the other provisions of this Article VIII, Purchaser shall not disclose any Takeda Confidential Information to any Person without the prior written consent of Seller (i) except as provided in Section 8.4(a) and (ii) except that Purchaser may disclose Takeda Confidential Information to Purchaser Recipients provided that such Purchaser Recipients are bound by confidentiality and restrictions on use with respect to such Takeda Confidential Information that are no less restrictive that those set forth in this Article VIII. Purchaser agrees that it shall cause any such Purchaser Recipients to comply with the obligations of confidentiality and restrictions on use under this Article VIII with respect to any and all Takeda Confidential Information during the term of this Agreement and until the [***] anniversary of the date of termination of this Agreement pursuant to Section 9.1. Section 8.5 Financial Statements. Notwithstanding anything herein to the contrary, without limiting Section 5.10, nothing in this Article VIII shall be construed to restrict Purchaser from including disclosure of the Purchase Price and the amount and nature of the Purchased Assets in the footnotes to Purchaser’s audited annual financial statements, in each case to the extent so required by GAAP or Purchaser’s independent accountants, or including comparable disclosure in Purchaser’s unaudited quarterly financial statements. For the avoidance of doubt, Purchaser’s audited annual financial statements and unaudited quarterly financial statements are SEC Documents for purposes of this Agreement and are subject to Section 5.10. Section 8.6 Use of Name. Except as required by Law and except to the extent included in SEC Documents in accordance with Section 5.10, neither Party shall use the name, trademark, service mark, trade name, or symbol or any adaptation thereof of the other Party, or of any of its

40 Error! Unknown document property name. Representatives or Affiliates for advertising, marketing, endorsement, promotional or sales literature, publicity, public announcement or disclosure in any document employed to obtain funds or financing without the specific prior written consent of an authorized representative of the other Party or individual whose name is to be used as to each such use (which consent may be granted or withheld in such Party’s sole discretion). Notwithstanding the foregoing, each Party may use the name, logos, and other insignia of the other Party in any “tombstone” or other advertisements, in its publications, marketing, or promotional materials to existing and prospective investors and otherwise on the website or in other marketing materials of such Party, as applicable, without the other Party’s prior approval. Section 8.7 Seller Certificates. If any notice, document, correspondence or other information is specified to be provided to Purchaser pursuant to this Agreement and disclosure of the same to Purchaser would breach the confidentiality obligations owed by Seller to Takeda under the Takeda Agreement, as modified by the Takeda Consent (a “Confidentiality Restriction”), then in lieu of providing Purchaser a copy of such notice, document, correspondence or other information, Seller shall, to the extent permissible under the Confidentiality Restriction, deliver to Purchaser a written summary, certified by the Chief Business and Financial Officer of Seller or the General Counsel of Seller, of all information contained in such communication that Seller reasonably believes is material; provided, that, if Seller is reasonably advised in writing by its counsel that providing Purchaser such written summary would reasonably be expected to constitute a breach of the Confidentiality Restriction, then Seller shall paraphrase or otherwise describe the substance for Purchaser of such notice, document, correspondence or other information to the maximum extent possible while complying with the Confidentiality Restriction. ARTICLE IX TERMINATION Section 9.1 Termination of Agreement. This Agreement shall continue in full force and effect until the date on which Purchaser has received the last payment with respect to the Purchased Assets, at which time this Agreement shall automatically terminate. Section 9.2 Effect of Termination. Upon the termination of this Agreement pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for any rights, obligations or claims of either Party that have accrued prior to termination; provided, however, that (a) the provisions of Section 5.1, Section 5.5(a) (with respect to the portion of the Purchased Assets payable to Purchaser pursuant to clause (b) below), Section 5.5(b), Section 5.7(b), Section 5.9 (only until the date that is [***] after the termination date), Section 5.11, Article I, Article VII (but only if a claim under Article VII is pending on or is, in accordance with Article VII, brought within [***] of the termination date, until the final resolution of such claim and the full satisfaction of all liabilities and obligations hereunder related to such claim), Article VIII, this Article IX and Article X shall survive such termination and shall remain in full force and effect, (b) if, upon the termination of this Agreement, any payments of the Purchased Assets are payable to Purchaser hereunder, this Agreement shall remain in full force and effect until any and all such payments have been made in full, and (except as provided in this Section 9.2) solely for that purpose, and (c) termination shall not relieve either Party from liability for any breach of this Agreement that occurs prior to termination.

41 Error! Unknown document property name. ARTICLE X MISCELLANEOUS Section 10.1 Specific Performance. The Parties acknowledge that the other Party will have no adequate remedy at law if it fails to perform any of its obligations under any of the Transaction Documents and may be damaged irreparably in the event any of the provisions of this Agreement (including, for clarity, any of the provisions of Article VIII) are not performed in accordance with its specific terms or otherwise are breached or violated (including, for clarity, any actual or threatened breach of Article VIII by Purchaser or Seller, any of their respective Affiliates or any of their or their Affiliates’ respective Representatives). In such event, the Parties agree that the other Party shall have the right, without posting bond or other undertaking, to seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement (including, in the case of Article VIII, threatened breach) and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation (including, in the case of Article VIII, threatened breach), it will not assert, and irrevocably waives the defense that a bond or other security will be required. For the avoidance of doubt, such remedy shall not be deemed to be an exclusive remedy with respect to any of the breaches to which it relates but shall be in addition to all other rights and remedies available at law or equity to Seller or Purchaser (as applicable). Section 10.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent or (d) on the date transmitted by electronic transmission with a confirmation of receipt, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows: if to Seller, to: Ovid Therapeutics Inc. 441 9th Avenue, 14th Floor New York, NY 10001 Attention: Thomas Perone, General Counsel and Corporate Secretary Email: [***] with a copy, which shall not constitute notice, to: Cooley LLP 3175 Hanover Street Palo Alto, CA 94304-1130 Attention: Laura Berezin Email: [***] Telephone: [***]

42 Error! Unknown document property name. if to Purchaser, to: Ligand Pharmaceuticals Incorporated 3911 Sorrento Valley Boulevard, Suite 110 San Diego, CA 92121 Attention: Paul Hadden; Legal; Finance Email: [***] With a copy, which shall not constitute notice, to: Ropes & Gray LLP 800 Boylston Street Prudential Tower Boston, MA 02199 Attention: Marc Rubenstein Telephone: [***] Email: [***] The Parties may, by notice given in accordance herewith to the other Party, designate any further or different address to which subsequent notices, consents, waivers and other communications shall be sent. Section 10.3 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. (b) This Agreement, or any rights or obligations of Seller hereunder, may not be assigned or transferred by Seller without the prior written consent of Purchaser; provided that Seller may assign this Agreement in its entirety (i) to an Affiliate or (ii) to any Person that acquires all or substantially all of Seller’s business, whether by merger, sale of assets, or otherwise, so long as (A) Seller promptly notifies Purchaser of such assignment, (B) such assignee expressly assumes all obligations of Seller under the Transaction Documents (and, if such assignee is an Affiliate and the assignment is not in connection with a sale of all or substantially all of Seller’s business, by merger, sale of assets or otherwise, Seller shall remain liable to Purchaser for its obligations to Purchaser hereunder (and Purchaser shall be entitled to seek recovery for any breach or default of an obligation hereunder from Seller or from such Affiliate assignee)), and (C) if such assignee, transferee or acquiror is Takeda, then Takeda expressly agrees to continue performing its obligations set forth in the Takeda Agreement in respect of and relating to the Purchased Assets and any Royalty/Milestone Interests held by the Non-Seller Royalty Parties as if such assignment had not occurred. (c) This Agreement as a whole may not be assigned by Purchaser without the prior written consent of Seller; provided that Purchaser may assign its rights (other than its rights to receive Takeda Confidential Information) and obligations under this Agreement in its entirety (i) to an Affiliate of Purchaser or (ii) to any Person (other than a Competitor) that acquires all or

43 Error! Unknown document property name. substantially all of Purchaser’s assets, whether by merger, sale of assets or otherwise, provided that (A) Purchaser promptly notifies Seller of such assignment, (B) such assignee expressly assumes all obligations of Purchaser under the Transaction Documents (and, if such assignee is an Affiliate and the assignment is not in connection with a sale of all or substantially all of Purchaser’s business, by merger, sale of assets or otherwise, Purchaser shall remain liable to Seller for its obligations to Seller hereunder (and Seller shall be entitled to seek recovery for any breach or default of an obligation hereunder from Purchaser or from such Affiliate assignee)), and (C) such assignee complies with Section 5.12(d) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date of such assignment in such Section 5.12(d)). (d) Notwithstanding the foregoing, Purchaser may assign any of its rights (other than its rights to receive Takeda Confidential Information) but not its obligations under this Agreement to up to five (5) third parties (other than Competitors) without the prior written consent of Seller; provided that (i) Purchaser promptly notifies Seller of such assignment, (ii) each such assignee complies with Section 5.12(d) (replacing “Purchaser” wherever it appears with such assignee and replacing “Closing Date” with the date that such assignee acquires an interest in Purchaser’s rights hereunder in such Section 5.12(d)), and (iii) no such assignment shall result in the need or obligation for Seller to interact or communicate at any time with more than one Person in connection with Seller’s administration of this Agreement, exercise of its rights hereunder, and performance of its obligations hereunder (including delivery of Quarterly Reports and other reports, information or notices under this Agreement), and all payments of the Purchased Assets shall continue to be paid to the Escrow Account. Purchaser acknowledges and agrees that, unless otherwise agreed in writing by Seller and Purchaser, in connection with and notwithstanding any permitted assignment under this Section 10.3(d), (x) Purchaser shall retain the sole ability to consult with, request or consent, instruct or direct Seller as and to the extent Purchaser has such rights under this Agreement and (y) Seller shall be entitled to continue to interact solely with Purchaser as its counterparty for purposes of the exercise and performance of the rights described in the foregoing clause (x). (e) Any permitted assignee of the rights of Purchaser to receive Confidential Information of Seller under this Agreement shall, as a condition to such assignment, agree in writing to be subject to confidentiality and non-use obligations no less rigorous than those set forth in Section 5.1 and Article VIII with respect to such Confidential Information. (f) Any purported assignment or transfer in violation of this Section 10.3 shall be void ab initio and of no effect. Section 10.4 Independent Nature of Relationship. The relationship between Seller and Purchaser is solely that of seller and purchaser, and neither Seller nor Purchaser has any fiduciary or other special relationship with the other Party or any of its Affiliates. Nothing contained herein or in any other Transaction Document shall be deemed (including for tax purposes) to constitute Seller and Purchaser as a partnership, an association, a joint venture or any other kind of entity or legal form. If there is an inquiry by any Governmental Authority of the Purchaser or the Seller related to the treatment described in this Section 10.4, the Purchaser and the Seller shall cooperate with each other in responding to such inquiry in a reasonable manner which is consistent with this Section 10.4.

44 Error! Unknown document property name. Section 10.5 No Personal Liability. It is expressly understood and agreed by Seller and Purchaser that: (a) each of the representations, warranties, covenants and agreements in the Transaction Documents made on the part of Seller is made by Seller and is not intended to be nor is a personal representation, warranty, covenant or agreement of any other Person, including those Persons named in the definition of “Knowledge of Seller” and any other Representative of Seller or Seller’s Affiliates (the “Non-Warranting Parties”); (b) other than Seller, no Person, including the Non-Warranting Parties, shall have any liability whatsoever for breach of any representation, warranty, covenant or agreement made in the Transaction Documents on the part of Seller or in respect of any claim or matter arising out of, relating to or in connection with the Transaction Documents or the transactions contemplated thereby; (c) the provisions of this Section 10.5 are intended to benefit each and every one of the Non-Warranting Parties and shall be enforceable by each and every one of them to the fullest extent permitted by Law; and (d) the provisions of clauses (a) – (c) of this Section 10.5 shall apply to Purchaser, mutatis mutandis. Section 10.6 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents constitute a complete and exclusive statement of the terms of agreement between the Parties, and supersede all prior agreements, understandings and negotiations, both written and oral, between the Parties, with respect to the subject matter of this Agreement, including the Confidentiality Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or Schedules hereto or the other Transaction Documents) has been made or relied upon by either Party. Section 10.7 No Third Party Beneficiaries. This Agreement is for the sole benefit of Seller and Purchaser and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder; except that the Purchaser Indemnified Parties and Seller Indemnified Parties shall be third party beneficiaries of the benefits provided for in Article VII. Section 10.8 Governing Law; Jurisdiction; Venue; Consent to Service. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

45 Error! Unknown document property name. (b) The Parties hereby irrevocably and unconditionally submit, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any Action arising out of, relating to or in connection with this Agreement, or for recognition or enforcement of any Judgment, and the Parties hereby irrevocably and unconditionally agree that all claims in respect of any such Action may be heard and determined in such New York State court or, to the extent permitted by applicable Law, in such federal court. The Parties agree that a final Judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the Judgment or in any other manner provided by applicable Law. (c) The Parties hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement in any court referred to in Section 10.8(b). The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such Action in any such court. (d) Each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Each of the Parties waives personal service of any summons, complaint or other process, which may be made by any other means permitted by New York law. Section 10.9 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9. Section 10.10 Severability. If one or more provisions of this Agreement are held to be invalid, illegal, or unenforceable by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect, and the Parties shall replace such invalid, illegal, or unenforceable provision with a new provision permitted by applicable Law and having an economic effect as close as possible to the invalid, illegal, or unenforceable provision. Any provision of this Agreement held invalid, illegal, or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid, illegal, or unenforceable. Section 10.11 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto

46 Error! Unknown document property name. and hereto were upon the same instrument. This Agreement shall become effective when the Parties shall have received a counterpart hereof signed by the other Party. Any counterpart may be executed by facsimile or Adobe™ Portable Document Format (PDF) sent by electronic mail or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 will be deemed to be original signatures, will be valid and binding upon the parties, and, upon delivery, will constitute due execution of this Agreement. Section 10.12 Amendments; No Waivers. Neither this Agreement nor any term or provision hereof may be amended, supplemented, restated, waived, changed, or modified except with the written consent of the Parties. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No notice to or demand on either Party in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval hereunder shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law. Section 10.13 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable Law. Section 10.14 Table of Contents and Headings. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof. {SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above. OVID THERAPEUTICS INC. By: /s/ Jeffrey Rona Name: Jeffrey Rona Title: Chief Business and Financial Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above. LIGAND PHARMACEUTICALS INCORPORATED By: /s/ Todd C. Davis Name: Todd C. Davis Title: Chief Executive Officer